Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268882

Prospectus Supplement No. 2

(To Prospectus dated December 27, 2022)

Up to 13,102,199 Shares of Common Stock

This prospectus supplement no.2 (this “Prospectus Supplement”) amends and supplements the prospectus dated December 27, 2022 (as supplemented or amended from time to time, the “Prospectus”) which forms a part of our Registration Statement on Form S-1 (Registration Statement No. 333-268882). This Prospectus Supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2023 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this Prospectus Supplement.

This Prospectus Supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PXMD.” On February 6, 2023, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.35 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 12 of the Prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 7, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023

PaxMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41475	85-0870387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 South Broadway, Suite 125 Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

(914) 987-2876

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 2, 2023, PaxMedica, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lind Global Fund II LP, a Delaware limited partnership (the “Investor”), which provides for the Company issuing to the Investor a secured, 18-month, interest free convertible promissory note in the principal amount of $3,680,000 (the “Note”) and a common stock purchase warrant (the “Warrant”) to acquire 800,000 shares of common stock of the Company. The transaction closed on February 6, 2023. In connection with the issuance of the Note and the Warrant, the Company paid a $112,000 commitment fee to the Investor. The proceeds from the sale of the Note and Warrant are for general working capital.

Commencing August 6, 2023, the Company shall pay the outstanding principal amount of the Note in twelve consecutive monthly payments of $306,666.66 each. At the option of the Company, the monthly payment can be made in cash, shares of the common stock of the Company at a price (the “Repayment Share Price”) based on 90% of the 5 lowest VWAPs during the 20 days prior to the payment date, or a combination of cash and stock. The shares issued as monthly payments must either be eligible for immediate resale under Rule 144 or be registered. Any portion of a monthly payment being made in cash shall include a premium of 5% of such cash amount.

In connection with the issuance of the Note, the Company granted the Investor a first priority security interest and lien upon all of its assets pursuant to the Security Agreement dated as February 6, 2023, by and between the Company and the Investor (the “Security Agreement”).

Following the date that is 60 days following the date that the registration statement has been declared effective (as discussed in more detail below), the Company may repay all, but not less than all, of the outstanding principal amount, provided that any such repayment shall include a premium of 5% of the outstanding principal amount of the Note, and the Investor shall have the right to convert up to one-third of the outstanding principal amount of the Note at the conversion price (as described below).

The Purchase Agreement contains a restriction whereby there cannot, under any circumstances, be more than 2,405,914 shares of common stock of the Company issued under the Note and the Warrant combined without first receiving shareholder approval to issue more than 2,405,914 shares of common stock of the Company thereunder.

The Company agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission no later than 90 days from February 2, 2023, covering the resale of all of the shares of common stock of the Company issuable to the Investor pursuant to the Note and the Warrant. The Company also agreed to hold a shareholder meeting no later 90 days from February 2, 2023 to obtain shareholder approval to issue in excess of 2,405,914 shares under the Note and Warrant in accordance with Nasdaq Listing Rule 5635(a). In addition, pursuant to the terms of the Purchase Agreement, the Investor has the right to participate in all future equity offerings (a “Subsequent Financing”) equal to 10% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing until February 6, 2024, subject to certain exceptions.

The Note is convertible into shares of common stock of the Company by the Investor at any time, provided that no such conversion may be made that would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. The conversion price of the Note is equal to $3.50, subject to customary adjustments, however, if new securities, other than exempted securities, are issued by the Company at a price less than the conversion price, the conversion price shall be reduced to such price.

If there is a change of control of the Company, the Investor has the right to require the Company to prepay the outstanding principal amount of the Note, plus a 5% premium. A change of control includes a change in the composition of the Board of Directors of the Company, a shareholder having beneficial ownership of more than 40% or the sale or other disposition of the Company of all or substantially all of the assets.

The Note contains certain negative covenants, including restricting the Company from certain distributions, loans, issuance or future priced securities and sale of assets.

Upon the occurrence of an event of default as described in the Note, the Note will become immediately due and payable at a default interest rate of 110% of the then outstanding principal amount of the Note. Events of default include, but are not limited to, a default in the payment of the Principal Amount or any accrued and unpaid interest under the Note, failure to observe or perform any other covenant, condition or agreement contained in the Note or any transaction documents, a change of control, a default in any indebtedness in excess of $250,000, the failure of the Company to instruct its transfer agent to issue unlegended certificates, the shares no longer publicly being traded, if after August 7, 2023 the shares are not available for immediate resale under Rule 144 and the Company’s market capitalization is below $10 million for 10 days. Upon an event of default, the Investor can demand that all or a portion of the outstanding principal amount be converted into shares of common stock at the lower of the conversion price and 80% of the average of the three lowest daily VWAPs.

The Warrant entitles the Investor to purchase up to 800,000 shares of common stock of the Company until February 6, 2027 at an exercise price of $3.25 per share, subject to customary adjustments. In addition, the exercise price is subject to adjustment in the event of the issuance of new securities, other than exempted securities, at an effective price less than the exercise price, then the exercise price shall be reduced to an exercise price equal to the consideration per share deemed to have been paid for such new securities, subject to compliance with the requirements of the trading market. The Warrant also provides for cashless exercise.

The foregoing descriptions of the Purchase Agreement, the Note, the Warrant and the Security Agreement are not complete and are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement, the Note, the Warrant and the Security Agreement, copies of which were attached as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above with respect to the Note is incorporated by reference into this Item 2.03.

Item 3.01.	Unregistered Sale of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuances of the Note and Warrant were, and, upon conversion of the Note and exercise of the Warrant to shares of common stock, will be, exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act of 1933, as amended (the “Act”), as transactions by an issuer not involving any public offering. At the time of their issuance, the Note and the Warrant were deemed to be restricted securities for purposes of the Act and will bear restrictive legends to that effect.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Senior Secured Convertible Promissory Note, dated February 6, 2023, issued by PaxMedica, Inc. to Lind Global Fund II LP.*

4.2	Warrant, dated February 6, 2023, issued by PaxMedica, Inc. to Lind Global Fund II LP.*

10.1	Securities Purchase Agreement between PaxMedica, Inc. and Lind Global Fund II LP, dated February 2, 2023.*

10.2	Security Agreement between PaxMedica, Inc. and Lind Global Fund II LP, dated February 6, 2023.

104	Cover Page Interactive Data File (embedded within the XBRL document).

Notes:

 * Portions of this exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PaxMedica, Inc.

By:	/s/ Stephen D. Sheldon
Name:	Stephen D. Sheldon
Title:	Chief Financial Officer

Date: February 7, 2023

Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

PAXMEDICA, INC.

Form of Senior Secured
Convertible Promissory
Note due August 6, 2024

Note No. 1	$3,680,000

Dated: February 6, 2023 (the “Issuance Date”)

For value received, PAXMEDICA, INC., a Delaware corporation (the “Maker” or the “Company”), hereby promises to pay to the order of Lind Global Fund II LP, a Delaware limited partnership (together with its successors and representatives, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of THREE MILLION SIX HUNDRED EIGHTY THOUSAND DOLLARS ($3,680,000.00) (the “Principal Amount”).

All payments under or pursuant to this Senior Secured Convertible Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable on August 6, 2024 (the “Maturity Date”) or at such earlier time as provided herein; provided, that the Holder, in its sole discretion, may extend the Maturity Date to any date after the original Maturity Date. In the event that the Maturity Date shall fall on Saturday or Sunday, such Maturity Date shall be the next succeeding Business Day. All calculations made pursuant to this Note shall be rounded down to three decimal places.

ARTICLE 1

1.1           Purchase Agreement. This Note has been executed and delivered pursuant to the Securities Purchase Agreement, dated as of February 2, 2023 (as the same may be amended from time to time, the “Purchase Agreement”), by and between the Maker and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

1.2            Interest. This Note shall not bear interest.

1.3           Principal Installment Payments. Commencing on the date that is 180 days from the Issuance Date, the Maker shall pay to the Holder the Outstanding Principal Amount hereunder in twelve (12) consecutive monthly installments, on such date and each one (1) month anniversary thereof (each, a “Payment Date” and collectively the “Monthly Payments”), an amount equal to Three Hundred Six Thousand Six Hundred Sixty-Six Dollars and Sixty-Six Cents ($306,666.66) (the “Repayment Amount”), until the Outstanding Principal Amount has been paid in full prior to or on the Maturity Date or, if earlier, upon acceleration, conversion or redemption of this Note in accordance with the terms herein; provided, that, between Payment Dates, the Holder may increase the Repayment Amount, to up to Nine Hundred Thousand Dollars ($900,000) by providing written notice to the Maker of the amount of such increase, such payment to be due and payable by the Maker within one (1) day of the receipt of such notice, for up to two (2) Monthly Payments while the Note is outstanding. The Monthly Payments shall, at the Maker’s option, be made in (i) cash, in the amount equal to the product of Monthly Payment multiplied by 1.05, (ii) Repayment Shares (as defined below), or (iii) a combination of cash and Repayment Shares; provided that the number of Repayment Shares shall be determined by dividing the Principal Amount being paid in shares of Common Stock by the Repayment Share Price (as defined below); provided, however, that, unless waived in writing in advance by the Holder, no portion of the Principal Amount may be paid in Repayment Shares unless such Repayment Shares (A) may be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, or (B) are registered for resale under the 1933 Act and the registration statement is in effect and lawfully usable to effect immediate sales of such Repayment Shares. The Company must provide advance written notice to the Holder of whether it will elect to pay a Monthly Payment in cash, Repayment Shares or a combination thereof as follows: (i) with respect to the first Monthly Payment, at least twenty (20) days before the Payment Date, and (ii) with respect to each Monthly Payment thereafter, within three (3) Business Days of the prior Payment Date; provided, however, that if no such notice is provided within the timeframes set forth above, such Monthly Payments shall be made in Repayment Shares.

1.4           Prepayment.

1.4.1        Following the date that is sixty (60) days after the earlier to occur of (a) the date the Registration Statement is declared effective by the SEC or (b) the date that any shares issued pursuant to this Note may be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, the Maker may repay all, but not less than all, of the then Outstanding Principal Amount upon delivering a Prepayment Notice on any Business Day (a “Prepayment Date”), for an amount (the “Prepayment Amount”) equal to the product of the Outstanding Principal Amount multiplied by 1.05.

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1.4.2        If the Maker elects to prepay this Note pursuant to this Section 1.4, the Holder shall have the right, upon written notice to the Maker (a “Prepayment Conversion Notice”) within five (5) Business Days of the Holder’s receipt of a Prepayment Notice, to convert up to thirty three and one third percent (33 1/3%) of the Principal Amount (the “Maximum Amount”) at the Conversion Price (as defined below), in accordance with the provisions of Article 3, specifying the Principal Amount (up to the Maximum Amount) that the Holder will convert. Upon delivery of a Prepayment Notice, the Maker irrevocably and unconditionally agrees to, within five (5) Business Days of receiving a Prepayment Conversion Notice, and if no Prepayment Conversion Notice is received, within ten (10) Business Days of delivery of a Prepayment Notice: (i) repay the amount of the Outstanding Principal Amount minus the Principal Amount set forth in the Prepayment Conversion Notice and (ii) issue the applicable Conversion Shares to the Holder in accordance with Article 3, as applicable. The foregoing notwithstanding, the Maker may not deliver a Prepayment Notice with respect to any Outstanding Principal Amount that is subject to a Conversion Notice delivered by the Holder in accordance with Article 3.

1.5           Delisting from a Trading Market. If at any time the Common Stock ceases to be listed on a Trading Market, (i) the Holder may deliver a demand for payment to the Company and, if such a demand is delivered, the Company shall, within ten (10) Business Days following receipt of the demand for payment from the Holder, pay all of the Outstanding Principal Amount or (ii) the Holder may, at its election, after the six-month anniversary of the Issuance Date or earlier if a Registration Statement covering the Conversion Shares has been declared effective, upon notice to the Company in accordance with Section 5.1, convert all or a portion of the Outstanding Principal Amount and the Conversion Price shall be adjusted to the lower of (A) the then-current Conversion Price and (A) eighty percent (80%) of the average of the three (3) lowest daily VWAPs during the twenty (20) Trading Days prior to delivery by the Holder of its notice of conversion pursuant to this Section 1.5.

1.6           Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be due on the next succeeding Business Day.

1.7           Transfer. This Note may be transferred or sold, subject to the provisions of Section 5.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

1.8            Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.9           Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

1.10         Status of Note and Security Interest. The obligations of the Maker under this Note shall be senior to all other existing Indebtedness and equity of the Company. Upon any Liquidation Event (as hereinafter defined), the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Maker or any class of capital stock of the Maker, an amount equal to the Outstanding Principal Amount. For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker.

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1.11          Secured Note; Guarantee. The full amount of this Note is secured by the Collateral (as defined in the Security Agreement) identified and described as security therefor in the Security Agreement.

1.12          Tax Treatment. The Maker and the Holder agree that for U.S. federal income tax purposes, and applicable state, local and non-U.S. income tax purposes, this Note is not intended to be, and shall not be, treated as indebtedness. Neither the Maker nor the Holder shall take any contrary position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of Taxes, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”), or any analogous provision of applicable state, local or non-U.S. law.

ARTICLE 2

2.1           Events of Default. An “Event of Default” under this Note shall mean the occurrence of any of the events defined in the Purchase Agreement, and any of the additional events described below:

(a)               any default in the payment of (i) the Principal Amount or any accrued and unpaid interest hereunder when due; or (ii) liquidated damages in respect of this Note as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

(b)              the Maker or any Subsidiary shall fail to observe or perform any other covenant, condition or agreement contained in this Note or any Transaction Document, which such failure is not cured within five (5) Business Days, if capable of being cured;

(c)               the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.6(a) hereof) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock;

(d)              the Maker shall fail to (i) timely deliver the shares of Common Stock as and when required in Section 3.2; or (ii) make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement or the other Transaction Documents;

(e)              default shall be made in the performance or observance of any material covenant, condition or agreement contained in the Purchase Agreement or any other Transaction Document that is not covered by any other provisions of this Section 2.1, which such failure is not cured within five (5) Business Days, if capable of being cured;

(f)               at any time the Maker shall fail to have a sufficient number of shares of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note or upon exercise of the Warrant;

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(g)               any representation or warranty made by the Maker or any of its Subsidiaries herein or in the Purchase Agreement, this Note, the Warrant or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

(h)               unless otherwise approved in writing in advance by the Holder, the Maker shall, or shall announce an intention to pursue or consummate a Change of Control, or a Change of Control shall be consummated, or the Maker shall negotiate, propose or enter into any agreement, understanding or arrangement with respect to any Change of Control;

(i)                 the Maker or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $250,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, which such default is not cured within five (5) Business Days, if capable of being cured;

(j)                 the Maker or any of its Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(k)               a proceeding or case shall be commenced in respect of the Maker or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) days;

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(l)                 one or more final judgments or orders for the payment of money aggregating in excess of $250,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Subsidiaries, which such judgment is not cured within five (5) Business Days, if capable of being cured;

(m)             the failure of the Maker to instruct its transfer agent to remove any legends from shares of Common Stock and issue such unlegended certificates to the Holder within two (2) Trading Days of the Holder’s request so long as the Holder has provided reasonable assurances to the Maker that such shares of Common Stock can be sold pursuant to Rule 144 or any other applicable exemption, and the Holder has furnished to the Maker and its legal counsel standard and customary documentation required to facilitate the removal of such legend or legends;

(n)               the Maker’s shares of Common Stock are no longer publicly traded or cease to be listed on the Trading Market or, after the six month anniversary of the Issuance Date, any Investor Shares may not be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, unless such Investor Shares have been registered for resale under the 1933 Act and may be sold without restriction;

(o)               the Maker proposes to or does consummate a “going private” transaction as a result of which the Common Stock will no longer be registered under Sections 12(b) or 12(g) of the 1934 Act;

(p)               there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the Common Stock restricting the trading of such Common Stock;

(q)               the Depository Trust Company places any restrictions on transactions in the Common Stock or the Common Stock is no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program;

(r)       the Company at any time fails to have current public information available, as required by Rule 144(c), which such failure is not cured within five (5) Business Days, if capable of being cured;

(s)                the Company’s Market Capitalization is below $10 million for ten (10) consecutive days; or

(t)                 the occurrence of a Material Adverse Effect in respect of the Maker, or the Maker and its Subsidiaries taken as a whole, which such failure is not cured within five (5) Business Days, if capable of being cured.

For the avoidance of doubt, any default pursuant to clause (i) above shall not be subject to any cure periods pursuant to the instrument governing such Indebtedness or this Note.

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2.2           Remedies Upon an Event of Default.

(a)               Upon the occurrence of any Event of Default, the Maker shall be obligated to pay to the Holder the Mandatory Default Amount, which Mandatory Default Amount shall be earned by the Holder on the date the Event of Default giving rise thereto occurs and shall be due and payable on the earlier to occur of the Maturity Date, upon conversion, redemption or prepayment of this Note or the date on which all amounts owing hereunder have been accelerated in accordance with the terms hereof.

(b)               Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within one (1) Business Day of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of Section 2.1 hereof under which such Event of Default has occurred.

(c)               Upon the occurrence and during the continuance of an Event of Default, the Holder may at any time at its option (1) declare the Mandatory Default Amount due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker and (2) exercise all other rights and remedies available to it under the Transaction Documents; provided, however, that (x) upon the occurrence of an Event of Default described above, the Holder, in its sole and absolute discretion, may: (a) from time-to-time demand that all or a portion of the Outstanding Principal Amount be converted into shares of Common Stock at the lower of (i) the then-current Conversion Price and (ii) eighty-percent (80%) of the average of the three (3) lowest daily VWAPs during the twenty (20) Trading Days prior to the delivery by the Holder of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the other Transaction Documents or applicable law and (y) upon the occurrence of an Event of Default described in Section 2.1(j) above, the Mandatory Default Amount shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

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ARTICLE 3

3.1            Conversion.

(a)               Conversion. This Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the Outstanding Principal Amount that the Holder elects to convert (the “Conversion Amount”) by (y) the Conversion Price then in effect on the date on which the Holder delivers a notice of conversion, in substantially the form attached hereto as Exhibit B (the “Conversion Notice”), in accordance with Section 5.1 to the Maker. Any such conversion pursuant to this Section 3.1(a) shall be applied to reduce subsequent Monthly Payments in reverse chronological order, i.e., those to be made on the latest date or dates following the date of conversion. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the date of such conversion (each, a “Conversion Date”).

(b)               Conversion Price. The “Conversion Price” means $3.50 and shall be subject to adjustment as provided herein.

3.2           Delivery of Conversion Shares. As soon as practicable after the occurrence of any event requiring the issuance of shares of Common Stock issuable upon conversion of this Note (“Conversion Shares”), and in any event within two (2) Business Day thereafter (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled, in such denominations as may be requested by the Holder, which shares shall be free of restrictive and trading legends, except for any such legends as may be required under the 1933 Act. The Company shall cause its transfer agent to electronically transmit such shares of Common Stock issuable to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with the Depository Trust Company (“DTC”) through its Deposit and Withdrawal At Custodian (“DWAC”) system as instructed by the Holder (or its designee); provided, that such issuance shall only be made through DTC’s DWAC system if such Conversion Shares will be issued free of restrictive legends. If such Conversion Shares will be issued subject to legends required under the 1933 Act, such Conversion Shares will be issued to the Holder in book entry at the Maker’s transfer agent.

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3.3           Ownership Cap. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares representing Equity Interests upon conversion of this Note to the extent (but only to the extent) that such exercise or receipt would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage (as defined in the Purchase Agreement) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the conversion of this Note prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the 1934 Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following conversion of this Note is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. To the extent limitations contained in this Section 3.3 apply, the determination of whether this Note is convertible and of which portion of this Note is convertible shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion shall be deemed to constitute the Holder’s determination that the issuance of the full number of Conversion Shares requested in the notice of conversion is permitted hereunder, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3.3, (i) the term “Maximum Percentage” shall mean 4.99%; provided, that if at any time after the date hereof the Holder Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act, then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of such class of Equity Interests); and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the 1934 Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding. The provisions of this Section 3.3 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

3.4            Adjustment of Conversion Price.

(a)               Until the Note has been paid in full or converted in full, the Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.4(a)(i) hereof), subject to compliance with the requirements of the Trading Market:

(i)                 Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) effect a split or other subdivision of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock or share split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date), combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

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(ii)           Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)               the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)               the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii)          Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker or other issuer (as applicable) or cash or other property that it would have received had this Note been converted into Common Stock in full (without regard to any conversion limitations herein) on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 3.4(a)(iii) with respect to the rights of the holders of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv)          Adjustments for Reclassification, Exchange or Substitution. If the Common Stock at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) shall be changed to the same or different number of shares or other securities of any class or classes of stock or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.4(a)(i), (ii) and (iii) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.4(a)(vii) hereof), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

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(v)           Adjustments for Issuance of Additional Shares of Common Stock. In the event the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) issue or sell any additional shares of Common Stock (“Additional Shares of Common Stock”), other than the issuance of Exempted Securities (as defined in the Purchase Agreement), in any case, at an effective price per share that is less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be reduced to a price equal to the consideration per share paid for such Additional Shares of Common Stock. For purposes of clarification, the amount of consideration received for such Additional Shares of Common Stock shall not include the value of any additional securities or other rights received in connection with such issuance of Additional Shares of Common Stock (i.e. warrants, rights of first refusal or other similar rights).

(vi)          Issuance, Amendment or Adjustment of Common Stock Equivalents. Except for Exempt Securities, if (x) the Maker, at any time after the Closing Date (but whether before or after the Issuance Date), shall issue any securities convertible into or exercisable or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, (collectively with the Convertible Securities, the “Common Stock Equivalents”) and the price per share for which shares of Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the applicable Conversion Price then in effect, or (y) the price per share for which shares of Common Stock may be issuable under any Common Stock Equivalents is amended or adjusted, pursuant to the terms of such Common Stock Equivalents or otherwise, and such price as so amended or adjusted shall be less than the Conversion Price in effect at the time of such amendment or adjustment, then, in each such case (x) or (y), the Conversion Price upon each such issuance or amendment or adjustment shall be adjusted as provided in subsection (v) of this Section 3.4(a) as if the maximum number of shares of Common Stock issuable upon conversion, exercise or exchange of such Common Stock Equivalents had been issued on the date of such issuance or amendment or adjustment.

(vii)         Consideration for Stock. In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

(1)               in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker and approved by the Holder, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

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(2)               in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation or other property, or in the event of any sale of all or substantially all of the assets of the Maker for stock, shares or other securities or other property of any corporation, the Maker shall be deemed to have issued shares of its Common Stock, at a price per share equal to the valuation of the Maker’s Common Stock based on the actual exchange ratio on which the transaction was predicated, as applicable, and the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note. In the event Common Stock is issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 3.4(a)(vii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Maker, and approved by the Holder.

(viii)        Record Date. In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(b)               No Impairment. The Maker shall not, by amendment of its Organizational Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event the Holder shall elect to convert this Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of this Note shall have issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one hundred fifty percent (150%) of the Principal Amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

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(c)               Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(d)               Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(e)               Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal such fractional shares multiplied by the Conversion Price then in effect.

(f)                Reservation of Common Stock. The Maker shall at all times while this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note (disregarding for this purpose any and all limitations of any kind on such conversion). The Maker shall, from time to time, use all commercially reasonable efforts to increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.4(f).

(g)               Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

(h)               Effect of Events Prior to the Issuance Date. If the Issuance Date of this Note is after the Closing Date, then, if the Conversion Price or any other right of the Holder of this Note would have been adjusted or modified by operation of any provision of this Note had this Note been issued on the Closing Date, such adjustment or modification shall be deemed to apply to this Note as of the Issuance Date as if this Note had been issued on the Closing Date.

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3.5            Prepayment Following a Change of Control.

(a)               Mechanics of Prepayment at Option of Holder in Connection with a Change of Control. No sooner than fifteen (15) days prior to entry into an agreement for a Change of Control nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Maker shall deliver written notice (“Notice of Change of Control”) to the Holder. At any time after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least ten (10) days prior to a Change of Control, at any time within ten (10) days prior to a Change of Control), the Holder may require the Maker to prepay, effective immediately prior to the consummation of such Change of Control, an amount equal to 105% of the Outstanding Principal Amount (the “COC Repayment Price”), by delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Maker.

(b)               Payment of COC Repayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Maker shall deliver the COC Repayment Price to the Holder immediately prior to the consummation of the Change of Control; provided that the Holder’s original Note shall have been so delivered to the Maker.

3.6           Inability to Fully Convert.

(a)               Holder’s Option if Maker Cannot Fully Convert. If, upon the Maker’s receipt of a Conversion Notice or as otherwise required under this Note, including with respect to repayment of principal in shares of Common Stock as permitted under this Note, the Maker cannot issue shares of Common Stock for any reason, including, without limitation, because the Maker (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to this Note, then the Maker shall issue as many shares of Common Stock as it is able to issue and, with respect to the unconverted portion of this Note or with respect to any shares of Common Stock not timely issued in accordance with this Note, the Holder, solely at Holder’s option, can elect to:

(i)                 require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Stock or for which shares of Common Stock were not timely issued (the “Mandatory Prepayment”) at a price equal to the number of shares of Common Stock that the Maker is unable to issue multiplied by the VWAP on the date of the Conversion Notice or Payment Date, as applicable (the “Mandatory Prepayment Price”);

(ii)              void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice); or

(iii)            defer issuance of the applicable Conversion Shares until such time as the Maker can legally issue such shares; provided, that the Principal Amount underlying such Conversion Shares shall remain outstanding until the delivery of such Conversion Shares; provided, further, that if the Holder elects to defer the issuance of the Conversion Shares, it may exercise its rights under either clause (i) or (ii) above at any time prior to the issuance of the Conversion Shares upon two (2) Business Days’ notice to the Maker.

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(b)               Mechanics of Fulfilling Holder’s Election. The Maker shall immediately send to the Holder, upon receipt of a Conversion Notice from the Holder, which cannot be fully satisfied as described in Section 3.6(a) above, a notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy the Holder’s Conversion Notice; and (ii) the amount of this Note which cannot be converted. The Holder shall notify the Maker of its election pursuant to Section 3.6(a) above by delivering written notice to the Maker (“Notice in Response to Inability to Convert”).

(c)               Payment of Mandatory Prepayment Price. If the Holder shall elect to have its Note prepaid pursuant to Section 3.6(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within ten (10) Business Days of the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert; provided that prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on the date that is one (1) Business Day following the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert, in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid and (ii) receive back such Note.

(d)               No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Maker or of any other matter, or any other rights as a stockholder of the Maker.

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3.7           Compensation for Buy-In on Failure to Timely Deliver Conversion Shares.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder Conversion Shares or any other shares pursuant to a conversion on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (a) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Conversion Shares that the Company was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (b) at the option of the Holder, either reinstate the portion of the Note and equivalent number of Conversion Shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (a) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock s upon conversion of the Note as required pursuant to the terms hereof.

3.8           Exchange Cap. Notwithstanding anything in this Note to the contrary, and in addition to the limitations set forth in Section 3.3, the Company shall not issue more than 2,405,914 shares of Common Stock (the "Exchange Cap") under this Note or the Warrants (as defined in the Purchase Agreement), which equals 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof, unless stockholder approval is obtained to issue in excess of the Exchange Cap; provided, however, that the foregoing limitation shall not apply if at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares of Common Stock issued under this Agreement is equal to or greater than $[•] (the "Minimum Price"), a price equal to the lower of (i) the Nasdaq Official Closing Price immediately preceding the execution of the Purchase Agreement and (ii) the arithmetic average of the five (5) Nasdaq Official Closing Prices for the Common Stock immediately preceding the execution of the Purchase Agreement, as calculated in accordance with the rules of the Trading Market (in such circumstance, for purposes of the Trading Market, the transaction contemplated hereby would not be "below market" and the Exchange Cap would not apply). Notwithstanding the foregoing, the Company shall not be required or permitted to issue any shares of Common Stock under this Note if such issuance would violate the rules or regulations of the Trading Market.

ARTICLE 4

4.1            Covenants. For so long as any Note is outstanding, without the prior written consent of the Holder:

(a)               Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

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(b)               Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books reserves with respect thereto in accordance with generally accepted accounting principles, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(c)               Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises (other than the existence, rights and franchises of the Subsidiaries of the Maker that the board of directors of the Maker determine are no longer necessary or useful to the operation of the Maker’s business) and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(d)               Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not become subject to, or required to be registered under, the Investment Company Act of 1940, as amended.

(e)               Sale of Collateral; Liens. From the date hereof until the full release of the security interest in the Collateral, (i) the Maker and its Subsidiaries shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than sales of inventory in the ordinary course of business consistent with past practices; and (ii) the Maker and its Subsidiaries shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien, security interest or other encumbrance on the Collateral (except for the pledge, assignment and security interest created under the Security Agreements and Permitted Liens (as defined in the applicable Security Agreements)).

(f)                Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transactions until sixty (60) days after such time as this Note has been converted into Conversion Shares or repaid in full.

(g)               Repayment of This Note. If the Company or any Subsidiary issues any Indebtedness (other than this Note), or issues any Preferred Stock, other than Exempted Securities, unless otherwise waived in writing by and at the discretion of the Holder, the Company will immediately utilize the proceeds of such issuance to repay this Note. If the Company issues any Equity Interests, other than Exempted Securities, for aggregate cumulative gross proceeds to the Company of greater than five million dollars ($5,000,000) while this Note remains outstanding, excluding offering costs or other expenses, unless otherwise waived in writing by and at the discretion of the Holder, the Company will direct twenty-five percent (25%) of the proceeds from such issuance to repay this Note.

4.2              Set-Off. This Note shall be subject to the set-off provisions set forth in the Purchase Agreement.

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ARTICLE 5

5.1              Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications shall be as set forth in the Purchase Agreement.

5.2              Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

5.3              Headings. The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Note shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Note.

5.4              Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

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5.5              Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

5.6              Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein.

5.7              Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.8              Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

5.9              Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Note shall be brought and enforced in the state or federal courts located in New Castle County, Delaware. The Company and the Holder irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.2 of the Purchase Agreement shall be deemed effective service of process on such party.

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5.10          Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

5.11          Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

5.12          Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a)               No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b)               THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

5.13          Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a) “Convertible Securities” means any securities convertible into or exercisable or exchangeable for, directly or indirectly, shares of Common Stock.

(b)               “Common Stock Equivalents” means any rights or warrants or options to purchase any shares of Common Stock or Convertible Securities, other than rights or warrants or options to purchase any shares of Common Stock or Convertible Securities granted or issued under any Equity Plan.

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(c)               “Indebtedness” means, with respect to the Maker or any Subsidiary: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all capital lease obligations that exceed $150,000 in the aggregate in any fiscal year; (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker or any Subsidiary, irrespective of whether such obligation or liability is assumed; (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $150,000 in the aggregate in any fiscal year; (f) all synthetic leases; (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; (h) trade debt; and (i) endorsements for collection or deposit.

(d)               “Mandatory Default Amount” means an amount equal to one hundred ten percent (110%) of the Outstanding Principal Amount of this Note on the date on which the first Event of Default has occurred hereunder, and interest shall accrue on the Outstanding Principal Amount, at a rate per annum equal at all times to 10% per annum, accruing from the date on which the first Event of Default has occurred hereunder until the earlier of the repayment in full of this Note or the cure of such Event of Default (“Default Interest”). Upon any cure of an Event of Default, the Default Interest amount shall be due and payable to the Holder within two (2) business days of such cure.

(e)               “Market Capitalization” means, as of any date of determination, the product of (a) the number of issued and outstanding shares of Common Stock as of such date (exclusive of any shares of Common Stock issuable upon the exercise of options or warrants or conversion of any convertible securities), multiplied by (b) the closing price of the Common Stock on the Trading Market on the date of determination.

(f)                “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any adjustments, conversions or prepayments pursuant to the terms hereof.

(g)               “Repayment Shares” means shares of Common Stock issued to the Holder by the Maker as payment for the Principal Amount, pursuant to Section 1.3 of this Note.

(h)               “Repayment Share Price” means ninety percent (90%) of the average of the five (5) lowest daily VWAPs during the twenty (20) Trading Days prior to the Payment Date.

(i)                 “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

(j)                 “VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of one share of Common Stock trading in the ordinary course of business on the applicable Trading Price for such date (or the nearest preceding date) on such Trading Market as reported by Bloomberg Financial L.P.; (b) if the Common Stock is not then listed on a Trading Market and if the Common Stock is traded in the over-the-counter market, as reported by the OTCQX or OTCQB markets, the volume weighted average price of one share of Common Stock for such date (or the nearest preceding date) on the OTCQX or OTCQB markets, as reported by Bloomberg Financial L.P.; (c) if the Common Stock is not then listed or quoted on a Trading Market or on the OTCQX or OTCBQ markets and if prices for the Common Stock are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of Common Stock so reported, as reported by Bloomberg Financial L.P.; or (d) in all other cases, the fair market value of one share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

PAXMEDICA, INC.

By:	/s/ Howard Weisman
Name:	Howard Weisman
Title:	Chief Executive Officer

[Signature Page to the Note (Lind Financing)]

Exhibit 4.2

THIS WARRANT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

The number of shares of common stock issuable upon exercise of this warrant may be MORE OR less than the amounts set forth on the face hereof.

This Warrant is issued pursuant to that certain Securities Purchase Agreement dated February 2, 2023 by and between the Company and the Holder (as defined below) (the “Purchase Agreement”). Receipt of this Warrant by the Holder shall constitute acceptance and agreement to all of the terms contained herein.

No. 1

PAXMEDICA, INC.

COMMON STOCK PURCHASE WARRANT

PaxMedica, Inc., a Delaware corporation (together with any corporation which shall succeed to or assume the obligations of PaxMedica, Inc. hereunder, the “Company”), hereby certifies that, for value received, Lind Global Fund II LP, a Delaware limited partnership (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time during the Exercise Period (as defined in Section 9) up to Eight Hundred Thousand (800,000) fully paid and non-assessable shares of Common Stock, at a purchase price per share equal to the Exercise Price (as defined in Section 9). The number of shares of Common Stock for which this Common Stock Purchase Warrant (this “Warrant”) is exercisable and the Exercise Price are subject to adjustment as provided herein.

1.            DEFINITIONS. Certain terms are used in this Warrant as specifically defined in Section 9. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

2.            EXERCISE OF WARRANT.

2.1.          Exercise. This Warrant may be exercised prior to its expiration hereof by the Holder at any time or from time to time during the Exercise Period, by submitting the form of subscription attached hereto (the “Exercise Notice”) duly executed by the Holder, to the Company at its principal office, indicating whether the Holder is electing to purchase a specified number of shares by paying the Aggregate Exercise Price as provided in Section 2.2 or is electing to exercise this Warrant as to a specified number of shares pursuant to the cashless exercise provisions of Section 2.3. On or before the first Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by electronic mail an acknowledgement of confirmation of receipt of the Exercise Notice. Subject to Section 2.4, this Warrant shall be deemed exercised for all purposes as of the close of business on the day on which the Holder has delivered the Exercise Notice to the Company. The Aggregate Exercise Price, if any, shall be paid by wire transfer to the Company within five (5) Business Days of the date of exercise and prior to the time the Company issues the certificates evidencing the shares issuable upon such exercise. In the event this Warrant is not exercised in full, the Company may, at its expense, require the Holder, after such partial exercise, to promptly return this Warrant to the Company and the Company will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised.

2.2.          Payment of Exercise Price by Wire Transfer. If the Holder elects to purchase a specified number of shares by paying the Aggregate Exercise Price, the Holder shall pay such amount by wire transfer of immediately available funds to the account designated by the Company in its acknowledgement of receipt of such Exercise Notice pursuant to Section 2.1.

2.3.          Cashless Exercise.

(a) If a registration statement covering the shares of Common Stock that are the subject of the Notice of Exercise (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares to the public or upon exercise of this Warrant in connection with a Fundamental Transaction, the Holder may elect to exercise this Warrant by receiving shares of Common Stock equal to the number of shares determined pursuant to the following formula:

X = Y (A - B)

A

where,

X =	the number of shares of Common Stock to be issued to Holder;

Y =	the number of shares of Common Stock as to which this Warrant is to be exercised (as indicated on the Exercise Notice);

A =	VWAP for the Trading Day immediately preceding the date of exercise; and

B =	the Exercise Price.

2.4.          Antitrust Notification. If the Holder determines, in its sole judgment upon the advice of counsel, that the issuance of any Warrant Shares pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Company shall file as soon as practicable after the date on which the Company receives notice from the Holder of the applicability of the HSR Act and a request to so file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required to be filed by it pursuant to the HSR Act in connection with such issuance.

2.5.          Termination. This Warrant shall terminate upon the earlier to occur of (i) exercise in full or (ii) the expiration of the Exercise Period.

3.            REGISTRATION RIGHTS. The Holder of this Warrant has certain rights to require the Company to register its resale of the Warrant Shares under the 1933 Act and any blue sky or securities laws of any jurisdictions within the United States at the time and in the manner specified in the Purchase Agreement.

4.            DELIVERY OF STOCK CERTIFICATES ON EXERCISE.

4.1.          Delivery of Exercise Shares. As soon as practicable after any exercise of this Warrant and in any event within two (2) Trading Days thereafter (such date, the “Exercise Share Delivery Date”), the Company shall, at its expense (including the payment by it of any applicable issue or stamp taxes), cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of fully paid and non-assessable shares of Common Stock (which number shall be rounded down to the nearest whole share in the event any fractional share may otherwise be issuable upon such exercise and the Company shall pay a cash adjustment to the Holder in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends (except for any such legends as may be required under the 1933 Act). In lieu of delivering physical certificates for the shares of Common Stock issuable upon any exercise of this Warrant, provided the Warrant Shares are not restricted securities and the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such shares of Common Stock issuable upon exercise of this Warrant to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply) as instructed by the Holder (or its designee).

4.2.          Compensation for Buy-In on Failure to Timely Deliver Exercise Shares. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder Exercise Shares pursuant to an exercise on or before the Exercise Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (a) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (b) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (a) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

4.3.          Charges, Taxes and Expenses. Issuance of Exercise Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Exercise Shares, all of which taxes and expenses shall be paid by the Company, and such Exercise Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Exercise Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto (the “Assignment Form”) duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

5.            CERTAIN ADJUSTMENT.

5.1.          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (a) pays a stock dividend or otherwise makes a distribution or distributions on shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (b) subdivides (including by way of share split) outstanding shares of Common Stock into a larger number of shares, (c) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 5.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

5.2           Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the beneficial ownership limitation provided for in Section 10, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the beneficial ownership limitation).

5.3           Fundamental Transaction. If, at any time while this Warrant is outstanding, (a) the Company effects any merger or consolidation of the Company with or into another Person, (b) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (d) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then, upon the closing of a Fundamental Transaction and payment of the exercise price therefore (including at the election of the Holder by cashless exercise), the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon exercise of this Warrant upon the closing of such Fundamental Transaction. The foregoing notwithstanding, if the Company effects any reclassification of the Common Stock or any compulsory share exchange, in each case, into another security of the Company, this Warrant shall remain outstanding and the Holder shall be entitled to receive the Alternative Consideration upon any subsequent exercise of this Warrant and the payment of the exercise price therefor. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5.3

5.4           Adjustments Upon Issuance of Common Stock. If the Company or any Subsidiary thereof, as applicable, at any time after the Closing Date (but whether before or after the Issue Date), shall sell, enter into an agreement to sell, or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents (as defined in the Note), other than Exempted Securities (as defined in the Purchase Agreement), in any case, at an effective price per share (or issuable at a price per share) that is less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Exercise Price shall be reduced to the Base Share Price. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 5.4 in connection with the issuance of Exempted Securities. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 5.4, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5.4, upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

5.5           Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding at the close of the Trading Day on or, if not applicable, most recently preceding, such given date.

5.6           Notice to Holder.

(a)             Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(b)            Notice to Allow Exercise by Holder. If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Subject to applicable law, the Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice. Notwithstanding the foregoing, the delivery of the notice described in this Section 5.6 is not intended to and shall not bestow upon the Holder any voting rights whatsoever with respect to outstanding unexercised Warrants.

6.            NO IMPAIRMENT. The Company will not, by amendment of the Organizational Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in taking all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of this Warrant from time to time outstanding.

7.            NOTICES OF RECORD DATE. In the event of:

(a)           any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

(b)           any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person or any other Change of Control; or

(c)            any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such event, the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date specified in such notice on which any such action is to be taken.

8.            RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT; REGULATORY COMPLIANCE; PROHIBITED TRANSACTIONS.

8.1.          Reservation of Stock Issuable on Exercise of Warrant. The Company shall at all times while this Warrant shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of all or any portion of the Warrant Shares (disregarding for this purpose any and all limitations of any kind on such exercise). The Company shall, from time to time in accordance with the Delaware General Corporation Law, increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Section 8.

8.2.          Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of exercise of the Warrant Shares require registration or listing with or approval of any Governmental Authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon exercise, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

9.            DEFINITIONS. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

“Aggregate Exercise Price” means, in connection with the exercise of this Warrant at any time, an amount equal to the product obtained by multiplying (i) the Exercise Price times (ii) the number of shares of Common Stock for which this Warrant is being exercised at such time.

“Change of Control” has the meaning set forth in the Purchase Agreement.

“Convertible Securities” means any debt, equity or other securities that are, directly or indirectly, convertible into or exchangeable for Common Stock.

“Exercise Period” means the period commencing on the Issue Date and ending 11:59 P.M. (New York City time) on the date that is forty-eight (48) months from the Issue Date or earlier closing of a Fundamental Transaction (other than a Fundamental Transaction of the type described in clause (d) of the definition thereof resulting in the conversion into or exchange for another security of the Company).

“Exercise Price” means $3.25 per share, as may be adjusted pursuant to the terms hereof.

“Exercise Shares” means the shares of Common Stock for which this Warrant is then being exercised.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Issue Date” means February 6, 2023.

“Note” means the senior secured convertible promissory note issued by the Company to the Holder pursuant to the Purchase Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Subsidiary” means, as of any time of determination and with respect to any Person, any United States corporation, partnership, limited liability company or limited liability partnership, all of the stock (or other equity interest) of every class of which, except directors’ qualifying shares (or any equivalent), shall, at such time, be owned by such Person either directly or through Subsidiaries and of which such Person or a Subsidiary shall have 100% control thereof, except directors’ qualifying shares. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, NYSE: Amex Exchange, or the Nasdaq Stock Market (including the Nasdaq Capital Market), on which the Common Stock is listed or quoted for trading on the date in question.

“VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of one share of Common Stock trading in the ordinary course of business on the applicable Trading Price for such date (or the nearest preceding date) on such Trading Market as reported by Bloomberg Financial L.P.; (b) if the Common Stock is not then listed on a Trading Market and if the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, the volume weighted average price of one share of Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, as reported by Bloomberg Financial L.P.; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink OTC Markets Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of Common Stock so reported, as reported by Bloomberg Financial L.P.; or (d) in all other cases, the fair market value of one share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company (in each case rounded to four decimal places).

“Warrant Shares” means collectively the shares of Common Stock of the Company issuable upon exercise of the Warrant in accordance with its terms, as such number may be adjusted pursuant to the provisions thereof.

10.          LIMITATION ON BENEFICIAL OWNERSHIP. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares of Common Stock or other securities (together with Common Stock, “Equity Interests”) upon exercise of this Warrant to the extent (but only to the extent) that such exercise or receipt would cause the Holder Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage (as defined in the Purchase Agreement) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the exercise of the Warrant prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the 1934 Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following exercise of this Warrant is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. To the extent limitations contained in this Section 10 apply, the determination of whether this Warrant is exercisable and of which portion of this Warrant is exercisable shall be the sole responsibility and in the sole determination of the Holder, and the submission of an Exercise Notice shall be deemed to constitute the Holder’s determination that the issuance of the full number of Warrant Shares requested in the Exercise Notice is permitted hereunder, and neither the Company nor any Warrant agent shall have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 10, (i) the term “Maximum Percentage” shall have the definition set forth in the Purchase Agreement; and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the 1934 Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent periodic report filed with the Securities and Exchange Commission on Form 10-K or Form 10-Q, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Trading Day of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding. The provisions of this Section 10 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

11.          REGISTRATION AND TRANSFER OF WARRANT.

11.1.        Registration of Warrant. The Company shall register and record transfers, exchanges, reissuances and cancellations of this Warrant, upon the records to be maintained by the Company for that purpose, in the name of the record holder hereof from time to time. The Company may deem and treat the registered holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall be entitled to rely, and held harmless in acting or refraining from acting in reliance upon, any notices, instructions or documents it believes in good faith to be from an authorized representative of the Holder.

11.2         Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form of assignment (the “Assignment Notice”) attached hereto duly executed by the Holder or its agent or attorney. The Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of the transferred Warrant under the 1933 Act. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such Assignment Notice, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Exercise Shares without having a new Warrant issued.

11.3.        New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 11.2, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for this Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Exercise Shares issuable pursuant thereto.

12.          LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Exercise Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

13.          REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14.          NO RIGHTS AS A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Exercise Shares.

15.          NOTICES. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) on the date of delivery when delivered by hand on a Business Day during normal business hours or, if delivered on a day that is not a Business Day or after normal business hours, then on the next Business Day, (ii) on the date of transmission when sent by facsimile transmission or email during normal business hours on a Business Day with telephone confirmation of receipt or, if transmitted on a day that is not a Business Day or after normal business hours, then on the next Business Day, or (iii) on the second Business Day after the date of dispatch when sent by a reputable courier service that maintains records of receipt. The addresses for notice shall be as set forth in the Purchase Agreement.

16.          CONSENT TO AMENDMENTS. Any term of this Warrant may be amended, and the Company may take any action herein prohibited, or compliance therewith may be waived, only if the Company shall have obtained the written consent (and not without such written consent) to such amendment, action or waiver from the Holder. No course of dealing between the Company and the Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of the Holder.

17.          MISCELLANEOUS. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If any provision of this Warrant is found to conflict with the Purchase Agreement, the provisions of this Warrant shall prevail. If any provision of this Warrant is found to conflict with the Note, the provisions of the Note shall prevail. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF DELAWARE EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. Any action, proceeding or claim arising out of, or relating in any way to this Warrant shall be brought and enforced in the state or federal courts located in New Castle County, Delaware. The Company and the Holder irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated as of February 6, 2023

PAXMEDICA, INC.

By:	/s/ Howard Weisman
Name:	Howard Weisman
Title:	Chief Executive Officer

[Signature Page to the Warrant (Lind Financing)]

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (as amended, supplemented, restated and/or modified from time to time, this “Agreement”) is entered into as of February 2, 2023, by and between PaxMedica, Inc., a Delaware corporation (the “Company”), and Lind Global Fund II LP, a Delaware limited partnership (the “Investor”).

BACKGROUND

A.           The board of directors (the “Board of Directors”) of the Company has authorized the issuance to Investor of the Note (as defined below) and the Warrant (as defined below).

B             The Investor desires to purchase the Note and the Warrant on the terms and conditions set forth in this Agreement.

C.            Concurrently with the execution of this Agreement, the Company and the Investor will enter into a security agreement, substantially in the form attached hereto as Exhibit A (the “Security Agreement”), pursuant to which the Company will grant a first priority security interest in substantially all of the assets of the Company to secure its obligations hereunder and under the other Transaction Documents.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and intending hereby to be legally bound, the Company and the Investor hereby agree as follows:

1.            DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Acquisition” means the acquisition by the Company or any direct or indirect Subsidiary of the Company of a majority of the Equity Interests or substantially all of the assets and business of any Person, whether by direct purchase of Equity Interests, asset purchase, merger, consolidation or like combination.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Agreement” has the meaning set forth in the preamble.

“Blue Sky Application” has the meaning set forth in Section 9.3(a).

“Board of Directors” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City.

“Capital Stock” means the Common Stock, the Preferred Stock and any other classes of shares in the capital stock of the Company.

“Change of Control” means, with respect to the Company, on or after the date of this Agreement:

(a)	a change in the composition of the Board of Directors of the Company at a single shareholder meeting where a majority of the individuals that were directors of the Company immediately prior to the start of such shareholder meeting are no longer directors at the conclusion of such meeting, without prior written consent of the Investor;

(b)	a change, without prior written consent of the Investor, in the composition of the Board of Directors of the Company prior to the termination of this Agreement where a majority of the individuals that were directors as of the date of this Agreement cease to be directors of the Company prior to the termination of this Agreement;

(c)	other than a shareholder that holds such a position at the date of this Agreement, if a Person comes to have beneficial ownership, control or direction over more than forty percent (40%) of the voting rights attached to any class of voting securities of the Company; or

(d)	the sale or other disposition by the Company or any of its Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of their respective assets.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” has the meaning set forth in Section 2.1.

“Commitment Fee” means an amount equal to One Hundred Twelve Thousand Dollars ($112,000).

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Conversion Shares” means the shares of Common Stock issuable upon the full or any partial conversion of the Note.

“Disclosure Letter” has the meaning set forth in Section 3.

“Effectiveness Period” has the meaning set forth in Section 9.2(a).

“Equity Interests” means and includes capital stock, membership interests and other similar equity securities, and shall also include warrants or options to purchase capital stock, membership interests or other equity interests.

“Event” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts.

“Event of Default” has the meaning set forth in Section 7.1.

“Exchange Cap” has the meaning set forth in Section 2.6.

“Exempted Securities” means (a) equity securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock, (b) shares of Common Stock or rights, warrants or options to purchase Common Stock issued to employees or directors of, or consultants or advisors (provided that such securities are issued at prevailing market prices) to, the Company pursuant to a plan, agreement or arrangement approved by the Board of Directors (“Equity Plans”), (c) shares of Common Stock actually issued upon the exercise of options, warrants or shares of Common Stock actually issued upon the conversion or exchange of any securities convertible into Common Stock, in each case issued to employees or directors of, or consultants or advisors to, the Company pursuant to an Equity Plan or pursuant to the exercise, conversion or exchange of any securities outstanding as of the date hereof, and provided that such issuance is pursuant to the terms of the applicable option, warrant or convertible security, (d) shares of Common Stock issued pursuant to transactions generally referred to as at-the-market transactions (ATMs) or equity lines of credit with Lincoln Park and (e) shares of Common Stock issued upon conversion of the Note or exercise of the Warrant.

“FCPA” has the meaning set forth in Section 3.24.

“Form 8-K” has the meaning set forth in Section 5.10.

“Funding Amount” means an amount equal to Three Million Two Hundred Thousand Dollars ($3,200,000).

“GAAP” has the meaning set forth in Section 3.5(b).

“HSR Act” has the meaning set forth in Section 5.15.

“Indebtedness” has the meaning set forth in the Note.

“Investor” has the meaning set forth in the preamble.

“Investor Group” shall mean the Investor plus any other Person with which the Investor is considered to be part of a group under Section 13 of the 1934 Act or with which the Investor otherwise files reports under Sections 13 and/or 16 of the 1934 Act.

“Investor Party” has the meaning set forth in Section 5.10(a).

“Investor Shares” means the Conversion Shares, the Warrant Shares and any other shares issued or issuable to the Investor pursuant to this Agreement, the Note or the Warrant.

“IP Rights” has the meaning set forth in Section 3.10.

“Law” means any law, rule, regulation, order, judgment or decree, including, without limitation, any federal and state securities Laws.

“Legend Removal Date” shall have the meaning set forth in Section 5.1(d).

“Lincoln Park” means Lincoln Park Capital Fund, LLC.

“Losses” has the meaning set forth in Section 5.10(a).

“Material Adverse Effect” means any material adverse effect on (i) the businesses, properties, assets, prospects, operations, results of operations or financial condition of the Company, or the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or under the Security Agreement, Note or the Warrant; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of general economic conditions; (b) any adverse effect resulting from or arising out of general conditions in the industries in which the Company and the Subsidiaries operate; (c) any adverse effect resulting from any changes to applicable Law; or (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (a) through (d) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and/or the Subsidiaries compared to other participants in the industries in which the Company and the Subsidiaries operate.

“Maximum Percentage” means 4.99%; provided, that if at any time after the date hereof the Investor Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act, then the Maximum Percentage shall automatically increase to 9.99% so long as the Investor Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Investor Group ceasing to own in excess of 4.99% of such class of Equity Interests).

“Minimum Price” has the meaning set forth in Section 2.6.

“Money Laundering Laws” has the meaning set forth in Section 3.25.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become convertible or exchangeable into or exercisable for such equity securities.

“Note” has the meaning set forth in Section 2.1.

“Notice Termination Time” has the meaning set forth in Section 10.2.

“OFAC” has the meaning set forth in Section 3.23.

“Offer Notice” has the meaning set forth in Section 9.1.

“Organizational Documents” has the meaning set forth in Section 3.3.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” has the meaning set forth in Section 3.4(a).

“Press Release” has the meaning set forth in Section 5.10.

“Principal Amount” has the meaning set forth in Section 2.1.

“Proceedings” has the meaning set forth in Section 3.6.

“Prohibited Transaction” means a transaction with a third party or third parties in which the Company issues or sells (or arranges or agrees to issue or sell):

(a)           any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive shares of the Company’s Capital Stock:

(i)           at a conversion, repayment, exercise or exchange rate or other price that is based on, and/or varies with, a discount to the future trading prices of, or quotations for, shares of Common Stock; or

(ii)          at a conversion, repayment, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events (other than warrants that may be repriced by the Company); or

(b)           any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favorable than those granted to such investor in such first transaction or series of related transactions;

and are deemed to include transactions generally referred to as at-the-market transactions (ATMs) or equity lines of credit and stand-by equity distribution agreements, and convertible securities and loans having a similar effect; provided, that any ATM or equity line of credit transaction with Lincoln Park shall not be deemed a Prohibited Transaction.

Notwithstanding the foregoing, and for the avoidance of doubt, rights issuances, shareholder purchase plans, Equity Plans, convertible securities, or issuances of Equity Interests, based on (and not lower than) the trading price of the Common Stock on the Trading Market but each at a fixed price per share, shall not be deemed to be a Prohibited Transaction. In addition, any transaction between the Company and Lincoln Park in which (a) Lincoln Park is the sole investor and (b) the Investor is given an opportunity to purchase up to fifty percent (50%) of any securities issued by the Company in such transaction, shall not be deemed a Prohibited Transaction.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Investor Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Investor Shares pursuant to the provisions of this Agreement, including the Prospectus and amendments and supplements to such Registration Statement, and including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Reverse Split” has the meaning set forth in Section 5.22.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.5(a).

“Securities” means the Note, the Warrant and the Investor Shares.

“Securities Termination Event” means either of the following has occurred:

(a)           trading in securities generally in the United States has been suspended or limited for a consecutive period of greater than three (3) Business Days; or

(b)           a banking moratorium has been declared by the United States or the New York State authorities and is continuing for a consecutive period of greater than three (3) Business Days.

“Security Agreement” has the meaning set forth in the recitals.

“Stockholder Approval” shall mean the approval of the holders of a majority of the outstanding shares of the Company’s voting Common Stock: (a) if and to the extent legally required, to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock by at least the number of shares of Common Stock equal to the number of shares of Common Stock issuable under the Transaction Documents, or (b) to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the Investor Shares (as such term is defined in each of such documents) issued and potentially issuable to the Investor thereunder, all as may be required by the applicable rules and regulations of the Trading Market (or any successor entity).

“Subsequent Financing” has the meaning set forth in Section 10.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, NYSE American, or the Nasdaq Stock Market (including the Nasdaq Capital Market), on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Security Agreement, the Note, the Warrant and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

“VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of one share of Common Stock trading in the ordinary course of business at the applicable Trading Price for such date (or the nearest preceding date) on such Trading Market as reported by Bloomberg Financial L.P.; (b) if the Common Stock is not then listed on a Trading Market and if the Common Stock is traded in the over-the-counter market, as reported by the OTCQX or OTCQB Markets, the volume weighted average price of one share of Common Stock for such date (or the nearest preceding date) on the OTCQX or OTCQB Markets, as reported by Bloomberg Financial L.P.; (c) if the Common Stock is not then listed or quoted on a Trading Market or on the OTCQX or OTCQB Markets and if prices for the Common Stock are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of Common Stock so reported, as reported by Bloomberg Financial L.P.; or (d) in all other cases, the fair market value of one share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

“Warrant” has the meaning set forth in Section 2.1.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

2.            PURCHASE AND SALE OF THE NOTE AND THE WARRANT

2.1              Purchase and Sale of the Note and the Warrant. Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, for the Funding Amount (a) a convertible promissory note, in the form attached hereto as Exhibit B (the “Note”), in the principal amount of Three Million Six Hundred Eighty Thousand Dollars ($3,680,000) (the “Principal Amount”) and (b) a Common Stock purchase warrant, in the form attached hereto as Exhibit C, registered in the name of the Investor, pursuant to which the Investor shall have the right to acquire 800,000 shares of Common Stock (the “Warrant”). The Investor and the Company agree that for U.S. federal income tax purposes and applicable state, local and non-U.S. tax purposes, the Funding Amount shall be allocable among the Note and the Warrant based on the relative fair market values thereof. Neither the Investor nor the Company shall take any contrary position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of taxes, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”), or any analogous provision of applicable state, local or non-U.S. law.

2.2              Closing. The closing hereunder, including payment for and delivery of the Note and the Warrant, shall take place remotely via the exchange of documents and signatures, no later than 10 Business Days following the execution and delivery of this Agreement, subject to satisfaction or waiver of the conditions set forth in Section 6, or at such other time and place as the Company and the Investor agree upon, orally or in writing (the “Closing,” and the date of the Closing being the “Closing Date”).

2.3              Commitment Fee. At the Closing, the Company shall pay to the Investor the Commitment Fee, in United States dollars and in immediately available funds. The Commitment Fee shall be paid by being offset against the Funding Amount payable by the Investor at Closing.

2.4              Prepayment Right. The Company will have the right to pre-pay the entire then-outstanding principal amount of the Note pursuant to the terms and conditions set forth in the Note.

2.5              Senior Obligation. As an inducement for the Investor to enter into this Agreement and to purchase the Note, all obligations of the Company pursuant to this Agreement and the Note shall be secured by a first priority security interest in and lien upon all assets of the Company pursuant to the terms of the Security Agreement.

2.6              20% Share Cap Restriction. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue more than 2,405,914 shares of Common Stock (the "Exchange Cap") under the Note or the Warrants, which equals 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof, unless stockholder approval is obtained to issue in excess of the Exchange Cap; provided, however, that the foregoing limitation shall not apply if at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares of Common Stock issued under this Agreement is equal to or greater than $[•] (the "Minimum Price"), a price equal to the lower of (i) the Nasdaq Official Closing Price immediately preceding the execution of the Purchase Agreement and (ii) the arithmetic average of the five (5) Nasdaq Official Closing Prices for the Common Stock immediately preceding the execution of the Purchase Agreement, as calculated in accordance with the rules of the Principal Market (in such circumstance, for purposes of the Principal Market, the transaction contemplated hereby would not be "below market" and the Exchange Cap would not apply). Notwithstanding the foregoing, the Company shall not be required or permitted to issue any shares of Common Stock under the Note or the Warrants if such issuance would violate the rules or regulations of the Principal Market.

3.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor and covenants with the Investor that, except as is set forth in the Disclosure Letter being delivered to the Investor as of the date hereof and as of the Closing Date (the “Disclosure Letter”), the following representations and warranties are true and correct:

3.1              Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company has no Subsidiaries.

3.2              Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to execute the Transaction Documents, to issue and sell the Note and the Warrant pursuant hereto, and to perform its obligations under the Transaction Documents, to which it is a party, including issuing the Investor Shares on the terms set forth in this Agreement. The execution and delivery of the Transaction Documents by the Company and the issuance and sale by the Company of the Securities pursuant hereto, including without limitation the reservation of the Conversion Shares and the Warrant Shares for future insuance, have been duly and validly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, its stockholders or any other Person in connection therewith. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.3              No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Note and the Warrant hereunder will not (a) conflict with or result in a violation of the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, (collectively, the “Organizational Documents”), (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material agreement to which the Company is a party, or (c) subject to the making of the filings referred to in Section  5, violate in any material respect any Law or any rule or regulation of the Trading Market applicable to the Company or by which any of their properties or assets are bound or affected. Assuming the accuracy of the Investor’s representations in Section 4 and subject to the making of the filings referred to in Section 5, (i) no approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party (including the Trading Market) in connection with the issuance of the Note and the Warrant and the other transactions contemplated by this Agreement (including the issuance of the Conversion Shares upon conversion of the Note and the Warrant Shares upon the exercise of the Warrant) and (ii) the issuance of the Note and the Warrant, and the issuance of the Conversion Shares upon the conversion of the Note and the Warrant Shares upon exercise of the Warrant will be exempt from the registration and qualification requirements under the 1933 Act and all applicable state securities Laws.

3.4              Capitalization.

(a)               The authorized Capital Stock of the Company consists of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock to be designated by the Board of Directors (the “Preferred Stock”). As of the close of business on December 31, 2022, 12,035,592 shares of Common Stock and 45,316 shares of Preferred Stock were issued and outstanding; and since December 31, 2022, and through the date of this Agreement, the Company has issued an additional 15,000 shares of Common Stock and no additional shares of Preferred Stock. As of December 31, 2022, (i) an aggregate of 1,892,582 shares of Common Stock are issuable upon exercise of options granted under the Amended and Restated 2020 Omnibus Equity Incentive Plan of which 1,877,582 shares were exercisable as of December 31, 2022 and no additional shares are reserved for future issuance thereunder; and (ii) 475,409 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants with exercise prices ranging from $3.00 to $6.88 per share. The Company has duly reserved up to 1,051,428 shares of Common Stock for issuance upon conversion of the Note and has duly reserved up to 800,000 shares of Common Stock for issuance upon exercise of the Warrant. The Conversion Shares, when issued upon conversion of the Note in accordance with its terms, and the Warrant Shares, if and when issued upon exercise of the Warrants in accordance with its terms, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. No shares of the Company’s Capital Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. The Organizational Documents on file on the SEC’s EDGAR website are true and correct copies of the Organizational Documents, as in effect as of the date of hereof. The Company is not in violation of any provision of its Organizational Documents.

(b)               Except as disclosed in the Disclosure Letter, the Company is not bound by any agreement or arrangement pursuant to which it is obligated to register the sale of any securities under the 1933 Act. There are no outstanding securities of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem or purchase any security of the Company. There are no outstanding securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Note, the Warrant or the Investor Shares. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(c)               The issuance and sale of any of the Securities will not obligate the Company to issue shares of Common Stock or other securities, or to satisfy any related contractual obligations, to any other Person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding securities.

(d)               As of the date of this Agreement, the Company has capacity under the rules and regulations of the Trading Market to issue up to 2,405,914 shares of Common Stock (or securities convertible into or exercisable for Common Stock) without obtaining Stockholder Approval.

3.5              SEC Documents; Financial Statements.

(a)               As of the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)               As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and audited by a firm that is a member a member of the Public Companies Accounting Oversight Board consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto, or, in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor in connection with the Investor’s purchase of the Note and the Warrant which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(c)               The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) reasonable controls to safeguard assets are in place and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.6              Litigation and Regulatory Proceedings. There are no material actions, causes of action, suits, claims, proceedings, inquiries or investigations (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company, threatened against or affecting the Company, the Common Stock or any other class of issued and outstanding shares of the Company’s Capital Stock, or any of the Company’s officers or directors in their capacities as such and, to the knowledge of the executive officers of the Company, there is no reason to believe that there is any basis for any such Proceeding.

3.7              No Undisclosed Events, Liabilities or Developments. No event, development or circumstance has occurred or exists, or to the knowledge of the executive officers of the Company is reasonably anticipated to occur or exist that (a) would reasonably be anticipated to have a Material Adverse Effect or (b) would be required to be disclosed by the Company under applicable securities Laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

3.8               Compliance with Law. The Company has conducted and are conducting their respective businesses in compliance in all material respects with all applicable Laws and are in compliance in all material respects with the rules and regulations of the Trading Market. The Company is not aware of any facts which could reasonably be anticipated to have the effect of delisting the Common Stock from the Trading Market, nor has the Company received any notification that the Trading Market is currently contemplating terminating such listing.

3.9               Employee Relations. The Company is not involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not a party to any collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

3.10            Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) necessary to conduct their respective businesses as now conducted. None of the material IP Rights of the Company are expected to expire or terminate within three (3) years from the date of this Agreement. The Company is not infringing, misappropriating or otherwise violating any IP Rights of any other Person. No claim has been asserted, and no Proceeding is pending, against the Company alleging that the Company is infringing, misappropriating or otherwise violating the IP Rights of any other Person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights.

3.11            Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company (a) is in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) has received and hold all permits, licenses or other approvals required of them under all such Laws to conduct their respective businesses and (c) is in compliance with all terms and conditions of any such permit, license or approval.

3.12            Title to Assets. The Company has good and marketable title to all personal property owned by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects, after giving effect to the 2022 Note Repayment (as defined herein). Any real property and facilities held under lease by the Company are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

3.13            Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

3.14            Regulatory Permits. The Company has in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, the Company has not received any notice of Proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15            No Materially Adverse Contracts, Etc. The Company is not (a) subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect or (b) a party to any contract or agreement which in the judgment of the Company’s management has or would reasonably be anticipated to have a Material Adverse Effect.

3.16           Taxes. The Company has made or filed, or caused to be made or filed, all United States federal and other material tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, required to be paid by it, regardless of whether such amounts are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which it has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

3.17            Solvency. After giving effect to the receipt by the Company of the proceeds from the transactions contemplated by this Agreement (a) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; and (b) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.

3.18            Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.19            Certain Transactions. Other than as disclosed in the Disclosure Letter, there are no contracts, transactions, arrangements or understandings between the Company, on the one hand, and any director, officer or employee thereof on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.20             No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Note or the Warrant pursuant to this Agreement.

3.21            Acknowledgment Regarding the Investor’s Purchase of the Note and the Warrant. The Company’s Board of Directors has approved the execution of the Transaction Documents and the issuance and sale of the Note and the Warrant, based on its own independent evaluation and determination that the terms of the Transaction Documents are reasonable and fair to the Company and in the best interests of the Company and its stockholders. The Company is entering into this Agreement and the Security Agreement and is issuing and selling the Note and the Warrant voluntarily and without economic duress. The Company has had independent legal counsel of its own choosing review the Transaction Documents and advise the Company with respect thereto. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Note and the Warrant and the transactions contemplated hereby and that neither the Investor nor any person affiliated with the Investor is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of the Transaction Documents or the issuance of the Note and the Warrant or any other transaction contemplated hereby.

3.22             No Brokers’, Finders’ or Other Advisory Fees or Commissions. Except as provided for by the Transaction Documents, no brokers, finders or other similar advisory fees or commissions will be payable by the Company or by any of its respective agents with respect to the issuance of the Note or any of the other transactions contemplated by this Agreement.

3.23            OFAC. None of the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from the Investor, or lend, contribute or otherwise make available such proceeds to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

3.24             No Foreign Corrupt Practices. The Company has not, directly or indirectly: (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental authority of any jurisdiction except as otherwise permitted under applicable Law; or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act (“FCPA”) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

3.25            Anti-Money Laundering. The operations of the Company are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority involving the Company with respect to any of the Money Laundering Laws is, to the knowledge of the Company, pending, threatened or contemplated.

3.26            Disclosure. The Company confirms that neither it, nor to its knowledge, any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosures provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.             REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company as follows:

4.1              Organization and Qualification. The Investor is a limited partnership, duly organized and validly existing in good standing under the laws of the State of Delaware.

4.2              Authorization; Enforcement; Compliance with Other Instruments. The Investor has the requisite power and authority to enter into this Agreement and the Security Agreement, to purchase the Note and the Warrant and to perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents to which it is a party have been duly and validly authorized by the Investor’s governing body and no further consent or authorization is required. The Transaction Documents to which it is a party have been duly and validly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3              No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Investor and the purchase of the Note and the Warrant by the Investor will not (a) conflict with or result in a violation of the Investor’s organizational documents, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor is a party, or (c) violate in any material respect any Law applicable to the Investor or by which any of the Investor’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Note and the Warrant and the other transactions contemplated by this Agreement.

4.4              Investment Intent; Accredited Investor. The Investor is purchasing the Note and the Warrant for its own account, for investment purposes, and not with a view towards distribution. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the 1933 Act. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in the Note, the Warrant and the Investor Shares and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time.

4.5              No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, the Investor makes no other representations or warranties to the Company.

5.            OTHER AGREEMENTS OF THE PARTIES.

5.1               Legends, etc.

(a)               Securities may only be disposed of pursuant to an effective registration statement under the 1933 Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the 1933 Act, and in compliance with any applicable state securities laws.

(b)               Certificates evidencing the Securities will contain the following legend, so long as is required by this Section 5.1:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(c)               The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities, in accordance with applicable securities laws, pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of selling shareholders thereunder.

(d)               Certificates evidencing the Investor Shares shall not contain any legend (including the legend set forth in Section 5.1(b)): (i) while a Registration Statement is effective under the 1933 Act, (ii) following any sale of such Investor Shares pursuant to Rule 144, (iii) while such Investor Shares are eligible for sale without restriction under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue any legal opinion or instruction required by the Company’s transfer agent to comply with the requirements set forth in this Section. At such time as a legend is no longer required for the Investor Shares under this Section 5.1(d), the Company will, no later than two (2) Business Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Investor Shares containing a restrictive legend (such third Business Day, the “Legend Removal Date”), deliver or cause to be delivered to the Investor a certificate representing such Investor Shares that is free from all restrictive and other legends. In addition to any other remedies available to the Investor, the Company shall pay to the Investor, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Investor Shares (based on the VWAP of the Common Stock on the date such Investor Shares are submitted to the Company or the Company’s transfer agent) delivered for removal of the restrictive or other legend, $5 per Trading Day for each Trading Day after the Legend Removal Date until such Investor Shares are delivered without a legend, provided that the Investor has furnished to the Company and its legal counsel standard and customary documentation required to facilitate removal of the restrictive legend, satisfactory to the Company’s legal counsel, acting reasonably. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section except as it may reasonably determine are necessary or appropriate to comply or to ensure compliance with those applicable laws that are enacted or modified after the Closing.

5.2              Furnishing of Information. As long as the Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act. As long as the Investor owns the Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Investor Shares under Rule 144. The Company further covenants that it will take such further action as any holder of the Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Investor Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 or other applicable exemptions.

5.3              Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investor, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market that would require, under the rules of the Trading Market, the Stockholder Approval.

5.4              Notification of Certain Events. The Company shall give prompt written notice to the Investor of (a) the occurrence or non-occurrence of any Event, the occurrence or non-occurrence of which would render any representation or warranty of the Company contained in this Agreement or any other Transaction Document, if made on or immediately following the date of such Event, untrue or inaccurate in any material respect, (b) the occurrence of any Event that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect, (c) any failure of the Company to comply with or satisfy any covenant or agreement to be com-plied with or satisfied by it hereunder or any Event that would otherwise result in the nonfulfillment of any of the conditions to the Investor’s obligations hereunder, (d) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or (e) any Proceeding pending or, to the Company’s knowledge, threatened against a party relating to the transactions contemplated by this Agreement or any other Transaction Document.

5.5              Available Stock. The Company shall at all times keep authorized and reserved and available for issuance, free of preemptive rights, such number of shares of Common Stock as are issuable upon repayment or conversion in full of the Note and exercise in full of the Warrant at any time. If the Company determines at any time that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 5.5, the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking Stockholder Approval for the authorization of such additional shares.

5.6              Use of Proceeds. The Company will use the proceeds from the sale of the Note and the Warrant hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations..

5.7              Repayment of Note. If the Company issues any Indebtedness (other than the Note), or issues any Preferred Stock, other than Exempted Securities, unless otherwise waived in writing by and at the discretion of the Investor, the Company will immediately utilize the proceeds of such issuance to repay the Note. If the Company issues any Equity Interests, other than Exempted Securities, for aggregate cumulative proceeds to the Company of greater than five million dollars ($5,000,000) while the Note remains outstanding, excluding offering costs or other expenses, unless otherwise waived in writing by and at the discretion of the Investor, the Company will direct twenty-five percent (25%) of the proceeds from such issuance to repay the Note.

5.8              Intercreditor Agreement. In the event that the Company or any Subsidiary incurs Indebtedness or issues convertible debt securities to a seller as partial consideration paid to such seller in connection with an Acquisition, unless otherwise waived in writing by the Investor, as a condition to consummation of such Acquisition, the holder of such Indebtedness or convertible debt securities shall enter into an intercreditor agreement with the Company and the Investor on terms reasonably satisfactory to the Investor.

5.9               Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transactions without the Investor’s prior written consent, until sixty (60) days after such time as the Note has been repaid in full, as applicable, and/or has been converted into Conversion Shares.

5.10            Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”), and shall, within four (4) days following the date hereof, file a Current Report on Form 8-K (the “Form 8-K”) disclosing the material terms of the transactions contemplated hereby and including this Agreement as an exhibit thereto; provided, that the Company may not issue the Press Release without the Investor’s prior written consent. The Company shall provide a copy of the draft Form 8-K to the Investor for review prior to release and the Company shall incorporate the Investor’s reasonable comments. The Company shall not issue any press release nor otherwise make any such public statement regarding the Investor or the Transaction Documents without the prior written consent of the Investor, except if such disclosure is made in a manner consistent with the Press Release or Form 8-K, or is required by law, in which case the Company shall (a) ensure that such disclosure is restricted and limited in content and scope to the maximum extent permitted by Law to meet the relevant disclosure requirement and (b) provide a copy of the proposed disclosure to the Investor for review prior to release and the Company shall incorporate the Investor’s reasonable comments. Following the execution of this Agreement, the Investor and its Affiliates and/or advisors may place announcements on their respective corporate websites and in financial and other newspapers and publications (including, without limitation, customary “tombstone” advertisements) describing the Investor’s relationship with the Company under this Agreement in a manner consistent with the Press Release or Form 8-K and including the name and corporate logo of the Company. Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each of the Company and the Investor, and each employee, representative or other agent of the Company or the Investor, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment, and the U.S. federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to such recipient.

5.11             Indemnification of the Investor.

(a)               The Company will indemnify and hold the Investor, its Affiliates and their respective directors, officers, managers, shareholders, members, partners, employees and agents and permitted successors and assigns (each, an “Investor Party”) harmless from any and all damages, losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation and defense (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to:

(i)                 any breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document;

(ii)              any misrepresentation made by the Company in any Transaction Document or in any SEC Document;

(iii)            any omission to state any material fact necessary in order to make the statements made in any SEC Document, in light of the circumstances under which they were made, not misleading;

(iv)             any Proceeding before or by any court, public board, government agency, self-regulatory organization or body based upon, or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents or the consummation of the transactions contemplated thereby, and whether or not the Investor is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such Proceeding is based upon, or results from, any of the items set forth in clauses (i) through (iii) above.

(b)               In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

(c)               The provisions of this Section 5.11 shall survive the termination or expiration of this Agreement.

5.12            Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. To the extent the Company provides the Investor with material, non-public information, the Company shall publicly disclose such information within forty eight (48) hours of providing the information to the Investor; provided, however, in the event that such material non-public information is provided to Investor pursuant to Section 9, the Company shall publicly disclose such information within seven (7) Business Days of providing the information to the Investor. The Company understands and confirms that the Investor shall be relying on the foregoing representation in effecting transactions in securities of the Company.

5.13            Stockholder Approval. The Company shall hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) on or before the 90th calendar day following the date hereof for the purpose of obtaining the Stockholder Approval; provided, however, such ninety (90) calendar days shall be increased to one-hundred and twenty (120) calendar days in the event the Company receives comments to its proxy statement from the SEC, with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Stockholder Approval until the date the Stockholder Approval is obtained.

5.14            Listing of Securities. The Company shall: (a) in the time and manner required by each Trading Market on which the Common Stock is listed, prepare and file with such Trading Market a Listing of Additional Shares form covering the Investor Shares, (b) take all steps necessary to cause such shares to be approved for listing on each Trading Market on which the Common Stock is listed as soon as possible thereafter, (c) provide to the Investor evidence of such Trading Market’s completion of review of the Listing of Additional Shares form, and (d) use reasonable best efforts to maintain the listing of such shares on each such Trading Market.

5.15            Antitrust Notification. If the Investor determines, in its sole judgment and upon the advice of counsel, that the issuance of the Note, the Warrant or the Investor Shares pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Company shall file as soon as practicable after the date on which the Company receives notice from the Investor of the applicability of the HSR Act and a request to so file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required to be filed by it pursuant to the HSR Act in connection with such issuance.

5.16            Change of Prime Broker, Custodian. The Investor shall notify the Company of any change in its prime broker or share custodian within three (3) Business Days of such change having taken effect.

5.17            Share Transfer Agent. The Company has informed the Investor of the name of its share transfer agent and represents and warrants that the transfer agent participates in the Depository Trust Company Fast Automated Securities Transfer program. The Company shall not change its share transfer agent without the prior written consent of the Investor.

5.18            Tax Treatment. The Investor and the Company agree that for U.S. federal income tax purposes, and applicable state, local and non-U.S. income tax purposes, the Note is not intended to be, and shall not be, treated as indebtedness. Neither the Investor nor the Company shall take any contrary position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of taxes, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Code, or any analogous provision of applicable state, local or non-U.S. law.

5.19            Set-Off.

(a)               The Investor may set off any of its obligations to the Company (whether or not due for payment), against any of the Company’s obligations to the Investor (whether or not due for payment) under this Agreement and/or any other Transaction Document.

(b)               The Investor may do anything necessary to effect any set-off undertaken in accordance with this Section 5.19 (including varying the date for payment of any amount payable by the Investor to the Company).

5.20            Ongoing Compliance with Laws. The Company and each of the Subsidiaries shall (a) conduct their respective businesses in compliance in all material respects with all applicable Laws and (b) take all steps necessary to ensure that their continued performance of the Transaction Documents and their obligations thereunder do not violate in any material respect any Law or any rule or regulation of the Trading Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected.

5.21             No Shorting. The Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock and, so long as the Investor continues to hold the Note, the Investor will not, either directly or indirectly through its Affiliates, principals or advisors, engage in short sales with sales prices below $5.25 with respect to greater than $500,000 of Common Stock.

5.22            Future Subsidiaries. Prior to the Company forming, acquiring or otherwise permitting to exist any Subsidiary, the Company shall provide the Investor with thirty (30) days prior written notice (which notice shall include information as to the identity of any such Subsidiary, including its proposed jurisdiction of formation) and, to the extent so requested by the Investor, the Company shall, immediately upon such Subsidiary being formed, acquired or otherwise existing as a Subsidiary, cause such Subsidiary to execute and deliver to the Investor (a) a guaranty by such Subsidiary, which guaranty shall provide for the full guaranty by such Subsidiary of all obligations of the Company and any other Subsidiary owing to the Investor under the Transaction Documents, and otherwise be in form and substance reasonably satisfactory to the Investor, and (b) a security agreement pursuant to which such Subsidiary grants to the Investor a first priority perfected security interest in all of its assets to secure its obligations under such guaranty, such security agreement to be in form and substance reasonably satisfactory to the Investor.

6.            CLOSING CONDITIONS

6.1               Conditions Precedent to the Obligations of the Investor. The obligations of the Investor to fund the Note and acquire the Warrant are subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

(a)               Required Documentation. The Company must have delivered to the Investor copies of all resolutions duly adopted by the Board of Directors of the Company, or any such other documentation of the Company approving the Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby;

(b)               Consents and Permits. The Company must have obtained and delivered to the Investor copies of all necessary permits, approvals, and registrations necessary to effect this Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby, including pursuant to Section 3.14 of this Agreement;

(c)               Trading Market Approval. The Company shall have either (i) obtained and delivered to the Investor copies of all necessary Trading Market approvals for the issuance of the Note, the Warrant, and, upon the conversion of the Note, the Conversion Shares, and upon exercise of the Warrant, the Warrant Shares, or (ii) submitted a Listing of Additional Shares Notification Form with the Trading Market relating to the issuance of the Note, the Warrant, and, upon conversion of the Note, the Conversion Shares, and upon exercise of the Warrant, the Warrant Shares;

(d)               No Event(s) of Default. The Investor must be of the reasonable opinion that no Event of Default has occurred and no Event of Default would result from the execution of this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby;

(e)               Representations and Warranties. The representations and warranties of (a) the Company contained herein and (b) the Company contained in any of the Security Documents shall, in each case, be true and correct in all material respects as of the date when made and as of such Closing as though made on and as of such date;

(f)                Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to such Closing;

(g)               No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(h)               No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or any Trading Market (except for any suspensions of trading of not more than one day on which the Trading Market is open solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(i)                 Limitation on Beneficial Ownership. The issuance of the Note and the Warrant shall not cause the Investor Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage of the Equity Interests of such class that are outstanding at such time;

(j)                 Perfection of Security Interest. The Investor shall have, to its satisfaction, perfected the security interest granted in the assets and collateral of the Company described in the Security Agreement and shall have provided the Investor with documentation evidencing the repayment or redemption of the Company’s outstanding 2022 Convertible Promissory Notes (the “2022 Note Repayment”), which documentation shall be reasonable acceptable to the Investor; and

(k)               Funds Flow Request. The Company shall have delivered to the Investor a flow of funds request, substantially in the form set out in Exhibit D.

6.2              Conditions Precedent to the Obligations of the Company. The obligations of the Company to issue the Note and the Warrant are subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)               Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)               Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing; and

(c)               No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.            EVENTS OF DEFAULT

7.1               Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Agreement:

(a)               an Event of Default (as defined in the Note);

(b)               any of the representations or warranties made by the Company or any of its agents, officers, directors, employees or representatives in any Transaction Document or public filing being inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, including as of any Closing Date, or any certificate or financial or other written statements furnished by or on behalf of the Company to the Investor or any of its representatives, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, including as of any Closing Date; or

(c)               a failure by the Company to comply with any of its covenants or agreements set forth in this Agreement.

7.2               Investor Right to Investigate an Event of Default. If in the Investor’s reasonable opinion, an Event of Default has occurred, or is or may be continuing:

(a)               the Investor may notify the Company that is wishes to investigate such purported Event of Default;

(b)               the Company shall cooperate with the Investor in such investigation;

(c)               the Company shall comply with all reasonable requests made by the Investor to the Company in connection with any investigation by the Investor and shall (i) provide all information requested by the Investor in relation to the Event of Default to the Investor; provided that the Investor agrees that any materially price sensitive information and/or non-public information will be subject to confidentiality, and (ii) provide all such requested information within three (3) Business Days of such request; and

(d)               the Company shall pay all reasonable costs incurred by the Investor in connection with any such investigation.

7.3               Remedies Upon an Event of Default

(a)               If an Event of Default occurs pursuant to Section 7.1(a), the Investor shall have such remedies as are set forth in the Note.

(b)               If an Event of Default occurs pursuant to Section 7.1(b) or Section 7.1(c) and is not remedied within five (5) Business Days, the Investor may declare, by notice to the Company or the applicable Subsidiary, effective immediately, all outstanding obligations by the Company or the applicable Subsidiary under the Transaction Documents to be immediately due and payable in immediately available funds and the Investor shall have no obligation to consummate any Closing under this Agreement or to accept the conversion of any Note into Conversion Shares.

(c)               If any Event of Default occurs and is not remedied within (five (5) Business Days, the Investor may, by written notice to the Company, terminate this Agreement effective as of the date set forth in the Investor’s notice.

8.            TERMINATION

8.1              Events of Termination. This Agreement:

(a)               may be terminated:

(i)                 by the Investor on the occurrence or existence of a Securities Termination Event or a Change of Control;

(ii)              by the mutual written consent of the Company and the Investor, at any time;

(iii)            by either Party, by written notice to the other Party, effective immediately, if the Closing has not occurred within ten (10) Business Days of the date specified by this Agreement or such later date as the Company and the Investor agree in writing, provided that the right to terminate this Agreement under this Section 8.1(a)(iii) is not available to any party that is in material breach of or material default under this Agreement or whose failure to fulfill any obligation under this Agreement has been the principal cause of, or has resulted in the failure of the Closing to occur; or

(iv)             by the Investor, in accordance with Section 7.3(c).

8.2              Automatic Termination. This Agreement will automatically terminate, without further action by the parties, at the time after the Closing Date that the Principal Amount outstanding under the Note and any accrued but unpaid interest is reduced to zero (0), whether as a result of Conversion or repayment by the Company in accordance with the terms of this Agreement and the Note.

8.3              Effect of Termination.

(a)               Subject to Section 8.3(b), each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

(b)               If the Investor terminates this Agreement under Section 8.1(a)(i):

(i)                 the Investor may declare, by notice to the Company, all outstanding obligations by the Company under the Transaction Documents to be due and payable (including, without limitation, the immediate repayment of any Principal Amounts outstanding under the Notes plus accrued but unpaid interest) without presentment, demand, protest or any other notice of any kind all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and

(ii)              if this Agreement is terminated by the Investor, within thirty (30) Business Days of such notice being received, or if this Agreement is terminated by the Company, within five (5) Business Days of such notice being received, the Company must pay to the Investor in immediately available funds the Outstanding Principal Amount for the Note plus all accrued interest thereon (if any), unless the Investor terminates this Agreement as a result of an Event of Default and provided that (A) subsequent to the termination under Section 8.1(a)(i), the Investor is not prohibited by Law or otherwise from exercising its conversion rights pursuant to this Agreement or the Note, (B) the Investor actually exercises its conversion rights under this Agreement or the Note, and (C) the Company otherwise complies in all respects with its obligation to issue Conversion Shares in accordance with the Note (which obligation will survive termination).

(c)               Upon termination of this Agreement, the Investor will not be required to fund any further amount after the date of termination of the Agreement, provided that termination will not affect any undischarged obligation under this Agreement, and any obligation of the Company to pay or repay any amounts owing to the Investor hereunder and which have not been repaid at the time of termination.

(d)               Nothing in this Agreement will be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other Party of its obligations under this Agreement.

9.           REGISTRATION RIGHTS

9.1              Registration.

(a)               Registration Statement. Promptly, but in any event no later than ninety (90) days from the date of this Agreement, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Investor Shares. The foregoing Registration Statement shall be filed on Form S-3, or if Form S-3 is not available to the Company, Form S-1 or any successor forms thereto. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Investor and its counsel at least five (5) Business Days prior to its filing or other submission and the Company shall incorporate all reasonable comments provided by the Investor or its counsel.

(b)               Expenses. Except as otherwise expressly provided herein, the Company will pay all fees and expenses incident to the performance of or compliance with this Section 9, including all fees and expenses associated with effecting the registration of the Investor Shares, including all filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Investor Shares for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investor and the Investor’s reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Investor Shares being sold.

(c)               Effectiveness. The Company shall use reasonable best efforts to have the Registration Statement declared effective as soon as practicable after filing thereof but in no event later than the date that is one-hundred eighty (180) days following the Closing Date. The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(d)               Piggyback Registration Rights. If the Company at any time determines to file a registration statement under the 1933 Act to register the offer and sale, by the Company, of shares of Common Stock (other than (w) on Form S-4 or Form S-8 under the 1933 Act or any successor forms thereto, (x) an at-the-market offering, (y) in connection with the Lincoln Park Agreement or (z) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company shall, as soon as reasonably practicable, give written notice to the Investor of its intention to so register the offer and sale of shares of Common Stock and, upon the written request, given within five (5) Business Days after delivery of any such notice by the Company, of the Investor to include in such registration the Investor Shares (which request shall specify the number of Investor Shares proposed to be included in such registration), the Company shall cause all such Investor Shares to be included in such registration statement on the same terms and conditions as the shares of Common Stock otherwise being sold pursuant to such registered offering. If the Investor elects to have its shares registered pursuant to this Section 9.1(d) and the registration involves an underwriting, the Investor will enter into such customary documentation as may be reasonably required by the underwriter or underwriters. If in connection with a registration involving an underwriting, the managing underwriter determines in good faith that marketing factors (including, without limitation, the managing underwriter’s evaluation of the Company’s requirement for funds from the primary offering) require a limit on the number of shares of Common Stock to be offered on a secondary basis, the underwriter may limit the number of Investor Shares to be included in the secondary offering without first limiting the number of shares of Common Stock that may be distributed as a primary offering.

9.2              Company Obligations. The Company will use its efforts to effect the registration of the Investor Shares in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)               use its commercially reasonable efforts to cause the Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the first date on which all Investor Shares are either covered by the Registration Statement or may be sold without restriction, including volume or manner-of-sale restrictions, pursuant to Rule 144 or have been sold by the Investor (the “Effectiveness Period”) and advise the Investor in writing when the Effectiveness Period has expired;

(b)               prepare and file with the SEC such amendments and post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Investor Shares covered thereby;

(c)               provide copies to and permit counsel designated by the Investor to review all amendments and supplements to the Registration Statement no fewer than three (3) Business Days prior to its filing with the SEC and not file any document to which such counsel reasonably objects;

(d)               furnish to the Investor and its legal counsel, without charge, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Investor Shares that are covered by the related Registration Statement;

(e)               immediately notify the Investor of any request by the SEC for the amending or supplementing of the Registration Statement or Prospectus or for additional information;

(f)                use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment and notify the Company of the issuance of any such order and the resolution thereof, or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(g)               prior to any public offering of Investor Shares, use its commercially reasonable efforts to register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Investor Shares for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Investor covered by the Registration Statement and the Company shall promptly notify the Investor of any notification with respect to the suspension of the registration or qualification of any of such Investor Shares for sale under the securities or blue sky laws of such jurisdictions or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(h)               immediately notify the Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Registration Statement or Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances in which they were made), and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Registration Statement or Prospectus as may be necessary so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of such Prospectus, in light of the circumstances in which they were made);

(i)                 otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act;

(j)                 hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to complete the Registration Statement or to avoid or correct a misstatement or omission in the Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, and upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information; and

(k)               take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of all Investor Shares pursuant to the Registration Statement.

9.3              Indemnification.

(a)               Indemnification by the Company. The Company will indemnify and hold harmless the Investor Parties, from and against any Losses to which they may become subject under the 1933 Act or otherwise, arising out of, relating to or based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus, final Prospectus or other document, including any Blue Sky Application (as defined below), or any amendment or supplement thereof or any omission or alleged omission of a material fact required to be stated therein or, in the case of the Registration Statement, necessary to make the statements therein not misleading or, in the case of any preliminary Prospectus, final Prospectus or other document, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) any Blue Sky Application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Investor Shares under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) any violation or alleged violation by the Company or its agents of the 1933 Act, the 1934 Act or any similar federal or state law or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to any action or inaction required of the Company in connection with the registration or the offer or sale of the Investor Shares pursuant to any Registration Statement; or (iv) any failure to register or qualify the Investor Shares included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf and will reimburse the Investor Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Losses; provided, however, that the Company will not be liable in any such case if and to the extent, but only to the extent, that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor or any such controlling Person in writing specifically for use in such Registration Statement or Prospectus.

(b)               Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim, action, suit or proceeding with respect to which it seeks indemnification following such Person’s receipt of, or such Person otherwise become aware of, the commencement of such claim, action, suit or proceeding and (ii) permit such indemnifying party to assume the defense of such claim, action, suit or proceeding with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure or delay of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure or delay to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(c)               Contribution. If for any reason the indemnification provided for in the preceding paragraph (a) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section are in addition to any other rights or remedies that any indemnified party may have under applicable law, by separate agreement or otherwise.

10.         RIGHTS TO FUTURE STOCK ISSUANCES. Subject to the terms and conditions of this Section 10 and applicable securities laws, if at any time prior to the first anniversary of the Closing, the Company or any of its Subsidiaries proposes to offer or sell any New Securities (a “Subsequent Financing”), the Company shall first offer the Investor the opportunity to purchase up to ten percent (10%) of such New Securities. The Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate among itself and its Affiliates.

10.1            The Company shall give notice (the “Offer Notice”) to the Investor, stating (a) its (or a Subsidiary’s, as applicable) bona fide intention to offer such New Securities, (b) the number of such New Securities to be offered, and (c) the price and terms, if any, upon which it proposes to offer such New Securities.

10.2            By notification to the Company within one (1) day after the date the Offer Notice is given (the “Notice Termination Time”), the Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to ten percent (10%) of such New Securities. If the Company receives no such notice from the Investor as of such Notice Termination Time, the Investor shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing. The closing of any sale pursuant to this Section 10 shall occur within three (3) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 10.3.

10.3            The Company or a Subsidiary, as applicable, may, during the three (3) day period following the expiration of the period provided in Section 10.2, offer and sell the remaining portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company or a Subsidiary, as applicable, does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within five (5) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 10.

10.4            The right of first offer in this Section 10 shall not be applicable to Exempted Securities and shall be in accordance with all applicable federal and state securities Laws.

11.          GENERAL PROVISIONS

11.1            Fees and Expenses. Prior to the date of this Agreement, the Company has paid Morgan, Lewis & Bockius LLP $25,000. At the Closing, the Company shall reimburse the Investor up to an additional $50,000 in the aggregate of due diligence costs and reasonable fees and disbursements of Morgan, Lewis & Bockius LLP in connection with the preparation of the Transaction Documents, it being understood that Morgan, Lewis & Bockius LLP has not rendered any legal advice to the Company in connection with the transactions contemplated hereby and that the Company has relied for such matters on the advice of its own counsel. Except as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Note and the Warrant.

11.2            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

PaxMedica, Inc.

303 South Broadway, Suite 125

Tarrytown, NY 10591

Telephone: (914) 987-2876

Email: ssheldon@paxmedica.com
Attention: Stephen D. Sheldon

With a copy (which shall not constitute notice) to:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Telephone: (212) 698-3500

Email: anna.tomczyk@dechert.com and david.rosenthal@dechert.com

Attention: Anna Tomczyk and David Rosenthal

If to the Investor:

Lind Global Fund II LP
c/o The Lind Partners LLC
444 Madison Avenue, Floor 41
New York, NY 10022
Telephone: (646) 395-3931

Email:	jeaston@thelindpartners.com and

notice@thelindpartners.com

Attention: Jeff Easton

With a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110
Telephone: (617) 341-7269

Email: bryan.keighery@morganlewis.com

Attention: Bryan S. Keighery

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

11.3            Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

11.4            Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

11.5            Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the state or federal courts located in New Castle County, Delaware. The Company and the Investor irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.2 shall be deemed effective service of process on such party.

11.6           WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

11.7            Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

11.8            Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

11.9           Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

11.10          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

11.11          Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and the Investor and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor” and such transferee is an accredited investor.

11.12          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11.13          Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.14          Counterparts. This Agreement may be executed in two identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Signature pages delivered by facsimile or e-mail shall have the same force and effect as an original signature.

11.15         Specific Performance. The Company acknowledges that monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of this Agreement and the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company fails to comply or threatens not to comply with this Agreement or (b) the Investor has reason to believe that the Company will not comply with this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:		INVESTOR:

PAXMEDICA, INC.		Lind GLOBAL FUND II LP

By:	/s/ Howard Weisman	By:	/s/ Jeff Easton
Name:	Howard Weisman	Name:	Jeff Easton
Title:	Chief Executive Officer	Title:	Managing Member of Lind Global Partners II LLC, General Partner

[Signature Page of Securities Purchase Agreement]

Exhibit 10.2

SECURITY AGREEMENT

SECURITY AGREEMENT (this "Agreement"), dated as of February 6, 2023, by and between PAXMEDICA, INC., a Delaware corporation (the "Company") and LIND GLOBAL FUND II LP, a Delaware limited partnership (the "Secured Party").

WHEREAS, the Company (a) and the Secured Party have entered into that certain Securities Purchase Agreement dated as of the date hereof (as amended and in effect from time to time, the "SPA") and (b) issued to the Secured Party that certain Senior Secured Convertible Promissory Note dated as of the date hereof (as amended and in effect from time to time, the "Note"); and

WHEREAS, it is a condition precedent to the Secured Party agreeing to make loans or otherwise extend credit to the Company under the SPA and the Note that the Company execute and deliver to the Secured Party a security agreement in substantially the form hereof; and

WHEREAS, the Company wishes to grant security interests in favor of the Secured Party as herein provided;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the SPA. All terms defined in the Uniform Commercial Code of the State (as hereinafter defined) and used herein shall have the same definitions herein as specified therein, however, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9, and the following terms shall have the following meanings:

"Event of Default" has the meaning set forth in Section 7.1 of the SPA.

"Lien" means any mortgage, charge, pledge, hypothecation, security interest, assignment by way of security, lien (statutory or otherwise), encumbrance, conditional sale agreement, capital lease, financing lease, deposit arrangement, title retention agreement, and any other agreement, trust or arrangement that in substance secures payment or performance of an obligation.

"Obligations" means, collectively, (a) all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Company to the Secured Party in any currency, under, in connection with or pursuant to any Transaction Document (including, without limitation, this Agreement), and whether incurred by the Company alone or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style and (b) all expenses, costs and charges incurred by or on behalf of the Secured Party in connection with any Transaction Document (including this Agreement) or the Collateral, including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Party's interest in any Collateral, whether or not directly relating to the enforcement of this Agreement or any other Transaction Document.

"Permitted Lien" means any of the following: (a) mechanics and materialman Liens and other statutory Liens (including Liens for taxes, fees, assessments and other governmental charges or levies) in respect of any amount (i) which is not at the time overdue or (ii) which may be overdue but the validity of which is being contested at the time in good faith by appropriate proceedings, in each case so long as the holder of such Lien has not taken any action to foreclose or otherwise exercise any remedies with respect to such Lien; and (b) Liens which are permitted in writing by the Secured Party in its sole and absolute discretion.

"State" means the State of Delaware.

"Transaction Documents" has the meaning set forth in Section 1 of the SPA.

2.             Grant of Security Interest.

2.1.            Grant; Collateral Description. The Company hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Secured Party the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).

2.2.            Commercial Tort Claims. The Secured Party acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Company's compliance with §4.7.

3.             Authorization to File Financing Statements. The Company hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office which the Secured Party deems necessary in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization and any organizational identification number issued to the Company. The Company agrees to furnish any such information to the Secured Party promptly upon the Secured Party's reasonable written request.

4.             Other Actions. Further to insure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in the Collateral, the Company agrees, at the Company's expense, to take the following actions with respect to the following Collateral and without limitation on the Company's other obligations contained in this Agreement:

4.1.            Promissory Notes and Tangible Chattel Paper. If the Company shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper with an aggregate value for all such promissory notes or tangible chattel paper in excess of $50,000, the Company shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

4.2.            Deposit Accounts. For each deposit account that the Company, now or at any time hereafter, opens or maintains, the Company shall, at the Secured Party's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) cause the depositary bank to agree to comply without further consent of the Company, at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Secured Party to become the customer of the depositary bank with respect to the deposit account, with the Company being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account. The Secured Party agrees with the Company that the Secured Party shall not give any such instructions or withhold any withdrawal rights from the Company, unless an Event of Default has occurred and is continuing, or, if effect were given to any withdrawal not otherwise permitted by the Transaction Documents, would occur. The provisions of this paragraph shall not apply to (i) one deposit account (and only one deposit account regardless of the average balance on deposit therein) with respect to which the aggregate average ten (10) consecutive day balance on deposit in such account does not exceed $250,000 at any one time, or (ii) any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Company's salaried employees.

4.3.            Investment Property. If the Company shall, now or at any time hereafter, hold or acquire any certificated securities, the Company shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. If any securities now or hereafter acquired by the Company are uncertificated and are issued to the Company or its nominee directly by the issuer thereof, the Company shall promptly (but in any event within three (3) Business Days) notify the Secured Party thereof and, at the Secured Party's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) cause the issuer to agree to comply without further consent of the Company or such nominee, at any time with instructions from the Secured Party as to such securities, or (b) arrange for the Secured Party to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Company are held by the Company or its nominee through a securities intermediary or commodity intermediary, the Company shall promptly (but in any event within three (3) Business Days) notify the Secured Party thereof and, at the Secured Party's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of the Company or such nominee, at any time with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with the Company being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property. The Secured Party agrees with the Company that the Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Company, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Transaction Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Party is the securities intermediary.

4.4.            Collateral in the Possession of a Bailee. If any Collateral with an aggregate value in excess of $100,000 is, now or at any time hereafter, in the possession of a bailee, the Company shall promptly notify the Secured Party thereof and, at the Secured Party's reasonable request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and such bailee's agreement to comply, without further consent of the Company, at any time with instructions of the Secured Party as to such Collateral.

4.5.            Electronic Chattel Paper, Electronic Documents and Transferable Records. If the Company, now or at any time hereafter, holds or acquires an interest in any Collateral that is electronic chattel paper, any electronic document or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Company shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under §9-105 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic chattel paper, control, under §7-106 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Secured Party agrees with the Company that the Secured Party will arrange, pursuant to procedures satisfactory to the Secured Party and so long as such procedures will not result in the Secured Party's loss of control, for the Company to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC §9-105, UCC §7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Company with respect to such electronic chattel paper, electronic document or transferable record. The provisions of this §4.5 relating to electronic documents and "control" under UCC §7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

4.6.            Letter-of-Credit Rights. If the Company is, now or at any time hereafter, a beneficiary under a letter of credit with a stated amount in excess of $25,000, or if the Company is a beneficiary under letters of credit not assigned to the Secured Party with an aggregate stated amount in excess of $50,000, the Company shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Company shall, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Party of the proceeds of the letter of credit or (b) arrange for the Secured Party to become the transferee beneficiary of the letter of credit.

4.7.            Commercial Tort Claims. If the Company shall, now or at any time hereafter, hold or acquire a commercial tort claim, the Company shall promptly notify the Secured Party in a writing signed by the Company of the particulars thereof and, to the extent such claim is in excess of $100,000, grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.

4.8.            Other Actions as to any and all Collateral. The Company further agrees, upon the request of the Secured Party and at the Secured Party's option, to take any and all other actions as the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that the Company's signature thereon is required therefor, (b) causing the Secured Party's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (d) using commercially reasonable efforts to obtain governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Secured Party, including any consent of any licensor, lessor or other Person obligated on Collateral, (e) using commercially reasonable efforts to obtain waivers from mortgagees and landlords of the Company's primary place of business or any other location where the aggregate value of the Collateral at such location exceeds $100,000, in form and substance reasonably satisfactory to the Secured Party and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5.             Intellectual Property. To the extent the Company at any time owns any Collateral consisting of patents and patent rights, trademarks, service marks and trademark and service mark rights (together with the goodwill appurtenant thereto), or material copyrights and other rights in and to all material copyrightable works of the Company (collectively, the "Intellectual Property"), the Company shall promptly notify the Secured Party (which notice shall include a detailed description of such Intellectual Property) and shall, at the request of the Secured Party, execute and deliver to the Secured Party any patent, trademark and/or copyright security agreements as the Secured Party may reasonably request (such agreements to be in form and substance reasonably satisfactory to the Secured Party) for recording with the United States Patent and Trademark Office and/or United States Copyright Office, as applicable, evidencing the Secured Party’s security interest in such Intellectual Property.

6.            Representations and Warranties Concerning the Company's Legal Status. The Company has, on the date hereof, delivered to the Secured Party a certificate signed by the Company and entitled "Perfection Certificate" (the "Perfection Certificate"). The Company represents and warrants to the Secured Party as follows: as of the date hereof (a) the Company's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Company is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Company's organizational identification number or accurately states that the Company has none, (d) the Perfection Certificate accurately sets forth the Company's place of business or, if more than one, its chief executive office, as well as the Company's mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to the Company is accurate and complete in all material respects, and (f) there has been no material change in any of such information since the date on which the Perfection Certificate was signed by the Company.

7.           Covenants Concerning Company's Legal Status. The Company covenants with the Secured Party as follows: (a) without providing at least fifteen (15) days prior written notice to the Secured Party (or such shorter period as may be agreed to in writing by the Secured Party), the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Company does not have an organizational identification number and later obtains one, the Company will forthwith notify the Secured Party of such organizational identification number, and (c) the Company will not change its type of organization, jurisdiction of organization or other legal structure.

8.            Representations and Warranties Concerning Collateral, Etc. The Company further represents and warrants to the Secured Party as follows: (a) the Company is the owner of or has other rights in or power to transfer the Collateral of the Company, free from any right or claim of any Person or any adverse lien, except for the security interest created by this Agreement and the Permitted Liens, (b) none of the account debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (c) the Company holds no commercial tort claim except as indicated on the Company's Perfection Certificate, (d) all other information set forth on the Company's Perfection Certificate pertaining to the Collateral is accurate and complete in all material respects, and (e) there has been no material change in any of such information since the date on which the Company's Perfection Certificate was signed by the Company.

9.             Covenants Concerning Collateral, Etc. The Company further covenants with the Secured Party as follows: (a) other than inventory sold in the ordinary course of business consistent with past practices, the Collateral, to the extent not delivered to the Secured Party pursuant to §4, will be kept at those locations listed on the Company's Perfection Certificate and the Company will not remove the Collateral from such locations, without providing at least ten (10) Business Days prior written notice to the Secured Party, (b) except for the security interest herein granted, the Company shall be the owner of or have other rights in the Collateral free from any right or claim of any other Person or any Lien (other than Permitted Liens), and the Company shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) other than in favor of the Secured Party or with respect to any Permitted Lien, the Company shall not pledge, mortgage or create, or suffer to exist any right of any Person in or claim by any person to the Collateral, or any Lien in the Collateral in favor of any Person, or become bound (as provided in Section 9-203(d) of the Uniform Commercial Code of the State or any other relevant jurisdiction or otherwise) by a security agreement in favor of any Person as secured party, (d) the Company will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, (e) the Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, and (f) the Company will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral, or any interest therein except for, so long as no Event of Default has occurred and is continuing, dispositions of obsolete or worn-out property, the granting of non-exclusive licenses in the ordinary course of business, and the sale of inventory in the ordinary course of business consistent with past practices.

10.         Insurance. The Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Company will not be deemed a coinsurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party. In addition, all such insurance shall be payable to the Secured Party as loss payee. Without limiting the foregoing, the Company will (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100 percent of the full replacement cost of such property, (ii) maintain all such workers’ compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Company; business interruption insurance; and product liability insurance. In addition, the proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $100,000, be disbursed to the Company for direct application by the Company solely to the repair or replacement of the Company’s property so damaged or destroyed and (ii) in all other circumstances, be held by the Secured Party as cash collateral for the Obligations. The Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by the Company solely to the repair or replacement of the Company’s property so damaged or destroyed, or the Secured Party may apply all or any part of such proceeds to the Obligations. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Secured Party. In the event of failure by the Company to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Company. The Company shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provisions as may be reasonably requested in writing.

11.          Collateral Protection Expenses; Preservation of Collateral.

11.1.           Expenses Incurred by Secured Party. In the Secured Party's discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, and pay any necessary filing fees or insurance premiums, in each case if the Company fails to do so. The Company agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Company to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Event of Default.

11.2.           Secured Party's Obligations and Duties. Anything herein to the contrary notwithstanding, the Company shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

12.          Securities and Deposits. The Secured Party may at any time following and during the continuance of a payment default or an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may, following and during the continuance of a payment default or an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Company may at any time be applied to or set off against any of the Obligations then due and owing.

13.          Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing:

(a)            the Company shall, at the request and option of the Secured Party, notify account debtors and other Persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party's agent therefor;

(b)           the Secured Party may itself, without notice to or demand upon the Company, so notify account debtors and other Persons obligated on Collateral;

(c)           after the making of such a request or the giving of any such notification, the Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Company as trustee for the Secured Party, for the benefit of the Secured Party, without commingling the same with other funds of the Company and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments; and

(d)           the Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral and received by the Secured Party to the payment of the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

14.           Power of Attorney.

14.1.        Appointment and Powers of Secured Party. The Company hereby irrevocably constitutes and appoints (until such time as all of the Obligations are indefeasibly repaid in full in accordance with the terms of the Transaction Documents) the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Secured Party's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

(a)               upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any other relevant jurisdiction and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Company's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Company might do, including (i) upon written notice to the Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b)               to the extent that the Company's authorization given in §3 is not sufficient, to file such financing statements with respect hereto, with or without the Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Company's name such financing statements and amendments thereto and continuation statements which may require the Company's signature.

14.2.        Ratification by Company. To the extent permitted by law, the Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

14.3.        No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Secured Party's own gross negligence or willful misconduct.

15.           Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Company, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Company's principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Company at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

16.           Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Company acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of the Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of such Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Company acknowledges that the purpose of this §16 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party's duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Secured Party's exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this §16. Without limitation upon the foregoing, nothing contained in this §16 shall be construed to grant any rights to the Company or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §16.

17.           No Waiver by Secured Party, etc. The Secured Party shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

18.           Suretyship Waivers by Company. The Company waives, to the maximum extent permitted by applicable law, demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any such Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in §11.2. The Company further waives any and all other suretyship defenses.

19.          Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Party hereunder and of the Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

20.          Proceeds of Dispositions; Expenses. The Company shall pay to the Secured Party upon written demand amounts equal to any and all expenses, including, without limitation, reasonable and documented attorneys' fees and disbursements, incurred or paid by the Secured Party in protecting or preserving the Secured Party's rights and remedies under or in respect of any of the Obligations or any of the Collateral and any such expenses actually incurred in releasing any security interest granted hereunder and, in addition, the Company shall pay to the Secured Party on demand amounts equal to any and all expenses, including attorneys' fees and disbursements, incurred or paid by the Secured Party in enforcing the Secured Party's rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the SPA, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Company. In the absence of final payment and satisfaction in full of all of the Obligations, the Company shall remain liable for any deficiency.

21.          Overdue Amounts. Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Transaction Documents.

22.          Governing Law; Consent to Jurisdiction. This Agreement IS A contract UNDER the laws of the state of DELAWARE and shall for all purposes be construed in accordance with and governed by the laws of SAID state of DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS OR CHOICE OF LAWS. THE Company and THE SECURED PARTY EACH agree that any suit for the enforcement of this agreement or any other action brought by SUCH PERSON arising hereunder or in any way related to this agreement SHALL BE BROUGHT IN THE STATE OR FEDERAL COURTS LOCATED IN NEW CASTLE COUNTY, DELAWARE, AND EACH OF THE COMPANY AND THE SECURED PARTY irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. EACH PARTY HERETO AGREES IT MAY BE SERVED WITH LEGAL PROCESS IN THE STATE OF DELAWARE AT THE ADDRESS IN DELAWARE SET FORTH IN THE SPA.

23.           Waiver of Jury Trial. THE COMPANY AND THE SECURED PARTY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (a) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into this Agreement and any other Transaction Document to which the Secured Party is a party, the Secured Party is relying upon, among other things, the waivers and certifications contained in this §23.

24.           Notices. All notices, requests and other communications hereunder shall be made in the manner set forth in the SPA.

25.          Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words "execution", "execute", "signed", "signature", and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if the Secured Party shall request manually signed counterpart signatures to this Agreement, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

[Signature pages to follow]

IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Agreement to be duly executed as of the date first above written.

PAXMEDICA, INC.

By:	/s/ Howard Weisman
	Name:	Howard Weisman
	Title:	Chief Executive Officer

Accepted:

LIND GLOBAL FUND II LP

By: Lind Global Partners LLC, its general partner

By:	/s/ Jeff Easton
	Title:	Jeff Easton, Managing Member

[Signature Page to the Security Agreement (Lind Financing)]